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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum aggregate offering price	Amount of registration fees

5.200% Senior Notes due 2033	$556,500,000(1)	$71,677.20(2)

Guarantees of 5.200% Senior Notes due 2033(3)	—	—

(1)
£350,000,000 aggregate principal amount of the 5.200% Notes due 2033 will be issued. The Maximum aggregate offering price is based on the November 12, 2013 Sterling/U.S. $ exchange rate of £1.00/U.S. $1.59.

(2)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

(3)
Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190407

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 6, 2013)

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.

£350,000,000 5.200% Senior Notes due 2033

         The 5.200% Senior Notes will mature on November 18, 2033 (the "notes"). Interest will accrue on the notes from November 20, 2013. The issuers of the notes, DIRECTV Holdings LLC, or DIRECTV Holdings, and DIRECTV Financing Co., Inc., or DIRECTV Financing, will pay interest on the notes on November 18 of each year, beginning on November 18, 2014.

         DIRECTV Holdings may redeem some or all of the notes at any time or from time to time prior to their maturity at the "make whole" price discussed under "Description of Notes—Optional redemption." As described under "Description of Notes—Change of control and rating decline," if DIRECTV Holdings experiences specific kinds of changes of control accompanied by a rating decline, it will be required to offer to purchase the notes from holders. DIRECTV Holdings may also redeem all, but not part, of the notes at a price equal to 100% of the principal amount plus accrued and unpaid interest upon the occurrence of certain changes in applicable tax law.

         The notes and the guarantees will be the unsecured senior obligations of the issuers and the guarantors and will rank equally in right of payment with all of the issuers' and the guarantors' existing and future senior debt and will rank senior in right of payment to all of the issuers' and the guarantors' future subordinated debt, if any. The notes will be guaranteed by DIRECTV, the parent company of the issuers, and DIRECTV Holdings' material existing and certain of its future domestic subsidiaries (other than DIRECTV Financing, which is a co-issuer of the notes). The notes are effectively subordinated to any obligations secured by liens, to the extent of the value of the assets subject to those liens.

         We intend to apply to list the notes on the New York Stock Exchange. Currently, there is no public market for the notes.

         Investing in the notes involves risks. See "Risk Factors" beginning on page S-24 herein for a discussion of factors you should consider carefully before investing in the notes.

	Price to Investors	Underwriters' Discount	Proceeds to Us Before Expenses

Per note due 2033(1)	99.601%	0.650%	98.951%

Total	£348,603,500	£2,275,000	£346,328,500

(1)
Plus accrued interest, if any, from November 20, 2013, if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         We expect that delivery of the notes will be made to investors in book-entry form through a common depositary for Clearstream Banking, société anonyme, and the Euroclear Bank S.A./N.V. on or about November 20, 2013.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	The Royal Bank of Scotland
Credit Suisse		Santander

Co-Managers

Banco Bilbao Vizcaya Argentaria, S.A.	Citigroup	Crédit Agricole CIB
Goldman Sachs International	Lloyds Bank	Morgan Stanley
RBC Capital Markets	SMBC Nikko	US Bancorp
UBS Investment Bank	Mizuho Securities	Wells Fargo Securities

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of this offering or the notes or any other information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions "Where you can find more information" and "Incorporation by reference" in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the offering filed by us with the U.S. Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the information others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The underwriters are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Notice to Prospective Investors in the European Economic Area

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the "EEA") that has implemented the Prospectus Directive (2003/71/EC) (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "Relevant Person"). This prospectus supplement and accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or accompanying prospectus or any of their contents.

        This prospectus supplement and accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 ("FSMA") by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply.

        The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

        Application will be made to have the notes listed on the New York Stock Exchange. We cannot guarantee that listing will be obtained.

        References in this prospectus supplement to "$," "U.S. $," "dollars" and "U.S. dollars" are to the currency of the United States of America; references to "£" and "Sterling" are to the currency of the United Kingdom; and references to "€" and "euros" are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

        IN CONNECTION WITH THE ISSUE OF THE NOTES, MERRILL LYNCH INTERNATIONAL (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

        ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. We also have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our registered debt securities. This prospectus supplement, which is a part of the registration statement, omits certain information included in the registration statement and in its exhibits. For further information relating to us and the notes, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus supplement are summaries and qualified in their entirety by reference to the copy of that contract or document filed as an exhibit to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants like us who file electronically with the SEC.

        You should rely only upon the information provided in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in or incorporated by reference in this prospectus supplement is accurate as of any date other than the dates specified in this prospectus supplement.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file later with the SEC automatically will update and supersede information contained in this prospectus supplement.

        We are incorporating by reference the following documents which we have previously filed with the SEC:

          (1)   our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013;

          (2)   our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013, for the quarter ended June 30, 2013, filed on August 2, 2013, and for the quarter ended September 30, 2013, filed on November 6, 2013;

          (3)   the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 22, 2013 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012;

          (4)   our Current Reports on Form 8-K filed with the SEC on January 15, 2013, February 15, 2013, May 7, 2013 (Film No. 13819406), May 16, 2013, May 20, 2013, June 27, 2013 and September 13, 2013; and

          (5)   any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until our offering is completed; provided that this prospectus supplement will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You can obtain copies of the documents incorporated by reference in this prospectus supplement without charge through our website (www.directv.com), or by telephone at (310) 964-5000 or by requesting them in writing at the following addresses:

DIRECTV
2260 East Imperial Highway
El Segundo, CA 90245
Attn: Investor Relations

MARKET DATA

        In this prospectus supplement, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and documents incorporated by reference herein and in other materials we have filed or may file with the SEC, contain or may contain certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act and of the Exchange Act. These forward-looking statements generally can be identified by use of statements that include phrases such as we "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make related to our business strategy and regarding our outlook for 2013 and 2014 financial results, liquidity and capital resources.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include economic, business, competitive, national or global political, market and regulatory conditions and other risks, each of which is described in more detail under "Risk Factors" in this prospectus supplement. Any forward-looking statement included or incorporated by reference in this prospectus supplement speaks only as of the date of this prospectus supplement or the date of such document incorporated by reference in this prospectus supplement. Factors or events that could cause our actual results to differ may occur and it is not possible for us to predict them all. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. You should read carefully the section of this prospectus supplement under the heading "Risk Factors" beginning on page S-24.

        We own or have rights to use various copyrights, trademarks, service marks and trade names used in our business. These include the United States registered marks DIRECTV, DIRECTV Cinema and the DIRECTV Cyclone Design. This prospectus supplement also includes copyrights, trademarks, service marks and trade names of other companies which are the property of their respective holders.

SUMMARY

The Company

        In this prospectus supplement, "DIRECTV U.S." refers to DIRECTV Holdings and its subsidiaries, unless otherwise indicated or the context otherwise requires. DIRECTV Holdings is a wholly-owned subsidiary of The DIRECTV Group, Inc., which we sometimes refer to as "DIRECTV Group" which, in turn, is a wholly-owned subsidiary of DIRECTV, which we sometimes refer to as "DIRECTV" or "Parent." References to the "issuers" are to DIRECTV Holdings and DIRECTV Financing Co., Inc., which we sometimes refer to as "DIRECTV Financing." Unless otherwise indicated or the context otherwise requires, references to "we," "us" and "our" are to DIRECTV and its consolidated subsidiaries, including DIRECTV Holdings and DIRECTV Financing.

        This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus supplement, including the section entitled "Risk Factors" and you should read the documents incorporated by reference into this prospectus supplement, including "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, which we refer to as our "Form 10-K" and in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, which we refer to as our "March 31, 2013 Form 10-Q," for the quarter ended June 30, 2013, which we refer to as our "June 30, 2013 Form 10-Q," and for the quarter ended September 30, 2013, which we refer to as our "September 30, 2013 Form 10-Q" before making an investment decision.

        We are a leading provider of digital television entertainment in the United States and Latin America. We operate two direct-to-home, or DTH, business units: DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location and are engaged in acquiring, promoting, selling and distributing digital entertainment programming primarily via satellite to residential and commercial subscribers. In addition, we own and operate regional sports networks, or RSNs, and own a 42% interest in Game Show Network, LLC, or GSN, a television network dedicated to game-related programming and Internet interactive game playing. We account for our investment in GSN using the equity method of accounting.

  •
  DIRECTV U.S.  DIRECTV U.S. is the largest provider of DTH digital television services and the second largest provider in the multi-channel video programming distribution, or MVPD, industry in the United States. As of September 30, 2013, DIRECTV U.S. had approximately 20.2 million subscribers.

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  DIRECTV Latin America.  DIRECTV Latin America Holdings, Inc. and its subsidiaries, or DIRECTV Latin America, is a leading provider of DTH digital television services throughout Latin America. DIRECTV Latin America is comprised of: PanAmericana, which provides services in Argentina, Chile, Colombia, Ecuador, Puerto Rico, Venezuela and certain other countries in the region, and Sky Brasil Servicos Ltda., or Sky Brasil, which is a 93% owned subsidiary. DIRECTV Latin America also includes our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico, which we include in the PanAmericana segment. As of September 30, 2013, PanAmericana had approximately 6.1 million subscribers, Sky Brasil had approximately 5.3 million subscribers and Sky Mexico had approximately 5.9 million subscribers.

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  DIRECTV Sports Networks.  DIRECTV Sports Networks LLC and its subsidiaries, or DSN, is comprised primarily of two wholly owned regional sports networks based in Denver, Colorado and Pittsburgh, Pennsylvania, and a regional sports network based in Seattle, Washington in which DSN retains a noncontrolling interest, each of which operates under the brand name ROOT Sports®. On April 16, 2013, DSN transferred 100% of its interest in a regional sports network in Seattle, Washington, or DSN Northwest, to NW Sports Net LLC. The Seattle

    Mariners have a majority interest in NW Sports Net LLC and DSN retains a noncontrolling interest, which we account for using the equity method of accounting. The operating results of DSN are reported as part of the "Sports Networks, Eliminations and Other" reporting segment.

        Our vision is to make DIRECTV the best video experience anytime and anywhere for customers in both the United States and Latin America. Our primary strategy for achieving this vision is to combine unique and compelling content along with technological innovation and industry-leading customer service to make DIRECTV the clear choice among consumers throughout the Americas. We believe that our employees' commitment to excellence is integral to the success of this strategy and to the future of our company. We intend to advance a service-oriented culture focused on building lifelong customer relationships while maintaining financial strength and a cost structure that enables profitable growth in the markets we serve.

        The DIRECTV team is committed to our company values: leadership, innovation, decisiveness, agility, teamwork and integrity. We believe sustaining a high level of employee engagement and developing the talent we have among our people cultivates an environment of loyalty and can be directly correlated with increased customer satisfaction, productivity and profitability. Therefore, we have intensified our leadership development programs, and placed an even greater emphasis on diversity and an inclusive workplace culture to foster higher levels of innovation, engagement, cross-functional teamwork and collaboration. We also believe it is important to promote the behaviors that reflect our company values within the communities that we serve through volunteer service projects, employee-driven corporate citizenship programs and meaningful educational initiatives that impact and enrich students' curriculum. In addition, we are supporting sustainable business practices company-wide, to help ensure that our planet is healthy for future generations.

        We believe that the successful execution of our stated operating strategies will create significant shareholder value over the long term by delivering sustainable, profitable growth through brand leadership, innovative excellence, world-class customer service, increased productivity and disciplined expense management, while also returning excess cash to shareholders.

DIRECTV U.S.

        Through DIRECTV U.S., we provide approximately 20.2 million subscribers with access to hundreds of channels of digital-quality video entertainment and audio programming that we transmit directly to subscribers' homes or businesses via high-powered geosynchronous satellites. We also provide video-on-demand, or VOD, by "pushing" top-rated movies onto customers' digital video recorders, or DVRs, for instant viewing, as well as via broadband to our subscribers who have connected their set-top receiver to their broadband service.

        We believe we provide one of the most extensive collections of programming available in the MVPD industry, including over 195 national high-definition, or HD, television channels and three dedicated 3D channels. In addition, we offer VOD service, named DIRECTV CINEMA®, which provides a selection of over 10,000 movie and television programs to our broadband-connected subscribers. As of December 31, 2012, we provided local channel coverage to markets covering over 99% of U.S. television households, 98% in HD.

        We also provide premium professional and collegiate sports programming such as the NFL SUNDAY TICKET® package, which allows subscribers to view the largest selection of NFL games available each Sunday during the regular season. Under our contract with the NFL, we have exclusive rights to provide this service through the 2014 season, including rights to provide related broadband, HD, VOD, interactive and mobile services.

        To subscribe to the DIRECTV® service, subscribers sign up for our service directly through us or our national retailers, independent satellite television retailers or dealers, or regional telephone companies, which we refer to as telcos. We or one of our home service providers or dealers install the receiving equipment. The receiving equipment, which we refer to as a DIRECTV® System, consists of a small receiving satellite dish antenna, one or more digital set-top receivers, which are typically leased to the subscriber, and remote controls. After acquiring and installing a DIRECTV System, subscribers activate the DIRECTV service by contacting us and subscribing to one of our programming packages that are tailored to appeal to specific segments of existing and potential customers.

Key strengths

        Our DIRECTV U.S. business is characterized by the following key strengths:

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  large subscriber base;

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  leading brand name;

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  substantial channel capacity and programming content;

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  high-quality digital picture and sound, including HD and 3D programming;

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  sales and marketing;

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  technology;

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  strong customer satisfaction;

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  valuable orbital slots and satellite-based technology; and

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  strong balance sheet.

Business strategy

        Our vision is to provide customers with the best video experience in the United States both inside and outside of the home by offering subscribers unique, differentiated and compelling programming through leadership in content, technology and customer service. Due to the rising cost of programming as well as higher costs to acquire new subscribers in an increasingly mature and competitive industry, it is even more important to distinguish and elevate the DIRECTV experience with a focus on delighting our new and existing customers. To fulfill our goals in a profitable and sustainable way we developed a strategy to (1) transform the customer service experience, (2) advance the entertainment experience both inside and outside of the home and (3) strike a balance between growth and profitability.

  •
  Transform the Customer Service Experience.  The greatest opportunity we have to create value is to delight and earn the enthusiastic loyalty of our approximately 20.2 million subscribers in the United States. We have implemented systems to measure and monitor our customer feedback regularly to continuously improve customer satisfaction. One way we do so is by measuring our Net Promoter Score, or NPS, which is a standard metric that surveys our customers' willingness to recommend DIRECTV to a friend or family member by sorting them into promoters, neutrals and detractors. Our goal is to make the customer experience a hallmark of the DIRECTV brand, drive higher loyalty levels and meaningfully differentiate DIRECTV from competitors. Our strategy involves (1) identifying improvement opportunities, (2) increasing our investment in existing customers, (3) simplifying the sales process and (4) strengthening our bundled offers and capabilities.

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  Identify Improvement Opportunities.    We believe developing a system for discovering improvement opportunities in products, policies and procedures is strategically important. In 2012, we built a learning lab where we have a dedicated team focused on surfacing and resolving issues that cause negative experiences and testing ideas that could create more satisfaction for our customers through all service interactions including the initial installation as well as any subsequent communications, service or upgrade transactions. We are testing and refining solutions for customers that heighten the focus on resolving problems the first time they contact us, minimizing hand-offs, valuing the customer's time and providing in-home education on our products and services. In 2014, we will continue to empower our front line employees to go above and beyond our customers' expectations at every single point of interaction as well as identify new ways to improve customers' satisfaction while simultaneously improving productivity by reducing service calls.

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    Increase Our Investment in Existing Customers.    Investing in our valuable customers is strategically important. In 2013, we launched a transparent upgrade program, which provides additional value to our existing eligible customers, including the ability to receive upgrades to our latest product features and functionality every two years. We also believe it is critical to re-affirm our appreciation for our most tenured loyalists and plan on continuing to recognize and reward these subscribers through segmented retention offers. Transitioning our investment away from providing new customers with the best deals to thoughtful economic investments in our existing subscriber base is expected to yield even higher levels of customer satisfaction and financial returns.

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    Simplify the Sales Process.    Making a great first impression is important, as it sets the tone for the relationship interactions that follow. Therefore, we streamlined the sales and on-boarding process through the elimination of the programming rebate redemption process. By simplifying the sales process with this new instant rebate, we have not only improved the customer experience, we have also reduced the complexity for our front-line sales and service workforce. We have plans to launch a new simplified bill as well as make it easier and more intuitive for customers to manage their account and understand features of the DIRECTV service on directv.com. We expect these solutions to reduce customer call volumes to our call centers.

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    Strengthen Our Bundled Offers and Capabilities.    Bundled video, telephone and broadband services continue to grow in popularity as consumers look for ways to reduce costs in a challenging economy. To better serve the segment of consumers who are attracted to the convenience and value of bundle offerings, we have agreements in place with most of the major telco companies nationwide to offer digital subscriber line, or DSL, and, in certain areas, fiber bundles which include the DIRECTV service. In 2012, we completed the implementation of an integrated broadband ordering tool that enables us to offer DSL and fiber bundles through a more seamless process. We believe it is important that we continue to work closely with broadband providers to further streamline the bundle process, offer broadband services with higher speeds and improve joint marketing efforts so that a greater percentage of our customers can enjoy the benefits of a bundle.

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  Advance the Entertainment Experience Both Inside and Outside of the Home.  We believe it is critical that we continue to extend our brand leadership as the premium pay-TV provider in the marketplace by providing the best and most compelling video experience both inside and outside of the home. To fulfill our goals, we have developed a robust product roadmap to advance the entertainment experience across multiple platforms by (1) enhancing our Whole-Home DVR and time-shifting capabilities, (2) connecting customer HD-DVRs to the Internet, (3) expanding DIRECTV Everywhere capabilities and (4) delivering a seamless best-in-class user interface that unifies search and discovery across multiple screens.

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  Enhance Whole-Home DVR and Time-Shifting Capabilities.    We believe that consumers are looking for more features and functionality in their TV viewing, particularly in terms of place and time shifting. For this reason, in 2012 we introduced the DIRECTV Genie, a premium HD whole-home DVR service with a terabyte hard drive that allows consumers to record five different high-definition programs simultaneously without any conflicts. This advanced set-top receiver includes sophisticated, intuitive search and discovery functionality with an opt-in feature that will recommend personalized programming available to watch instantly. The DIRECTV Genie is RVU capable and allows multiple screens within the home to connect to one central set-top receiver which enables the television viewer to watch live or recorded programs on every TV in the home without the need for an additional DVR receiver at every location. In 2013, we introduced the next generation of this advanced receiver with faster processing power, new interactive features and greater functionality at a reduced cost. In addition, we plan on expanding our time and place shifting capabilities with new services as well as extending our pay-per-view and VOD movie offerings.

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    Connect Customer HD-DVRs to the Internet.    Connecting our customers' receivers to broadband service is strategically important because it greatly enhances the video experience while facilitating access of DIRECTV™ programming services on mobile devices. For example, a connected receiver provides our customers with the ability to (1) access over 10,000 additional movies and shows including the ability to search and watch web-based videos on YouTube®, (2) stream live authorized DIRECTV programming on their iPad®, iPhone® and Android phone anywhere both inside and outside of their home, (3) engage interactive "TV Apps" that provide real-time information such as favorite sports teams, local traffic or weather reports as well as a connection that enables customers to interact with friends on their Twitter® or Facebook® account via their television or portable devices and (4) use the Pandora® audio service. In the future, we expect to expand the recent programming selection available through broadband connected receivers, with a focus on quality, as well as provide access to more applications and features.

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    Expand DIRECTV Everywhere capabilities.    Enhancing the accessibility of subscription TV content on any device inside and outside of the home is strategically important because it augments our customers' video experiences while meeting their desire to view quality content when and where they want it most. DIRECTV Everywhere offers our customers video streaming capabilities of authorized cable and broadcast network content, as well as the ability to search and record all of their favorite shows whenever they are connected to the Internet. Today, customers with premium subscriptions have the ability to stream content through directv.com as well as through offerings such as HBO GO®, MAX GO®, Showtime Anytime®, Starz Play® and Encore Play™. In addition, subscribers can access pay-per-view and VOD programming through their laptop, tablet, smartphone or computer. During 2013, we expanded the video streaming capabilities of live and recorded content offerings across multiple screens and applications. We also expect to introduce the ability to stream content stored on our customers HD-DVR to mobile devices inside and outside of the home.

    •
    Deliver a Seamless Best-in-Class User Interface that Unifies Search and Discovery Across Multiple Screens.    Providing our customers with a consistent user experience as they access their subscription television content on any device inside or outside of the home is strategically important. Therefore in 2012, we expanded the availability of our new HD UI to the majority of our customers leasing HD products as well as developed applications with a similar look and feel for mobile devices and tablets. This new HD UI is significantly faster than our previous UI and is displayed in a crisp, easy-to-read HD format using more graphical poster art, providing our customers with a friendly and fun way to navigate through hundreds of channels. In addition, the HD UI incorporates our industry-leading Smart Search capabilities. In 2013, we continued to unify the way our subscribers navigate content across three distinct platforms of the DIRECTV Entertainment Experience—large screen, dual screen and portable screen—to drive deeper engagement with the customer.

      We expect to launch faster channel navigation, interactive TV applications with HD clarity, as well as improved discovery and enhanced personalization with social and editorial curation. In addition, we have introduced Voice Search, which enables certain subscribers to use natural language voice interaction to navigate the DIRECTV experience. We are also developing applications for mobile devices and tablets to increase the features and functionalities available to our customers both inside and outside of the home.

  •
  Strike a Balance Between Growth and Profitability.  Maintaining a strong financial foundation is vital to achieving our plans for profitable growth. To fulfill our strategic objectives, we believe we must balance top line sales and bottom line profitability. Our strategy involves (1) growing revenue streams, (2) the optimization of acquisition and retention spending and (3) enhancing productivity and cost containment.

  •
  Grow Revenue Streams.    Due to the rising cost of programming in the maturing pay television marketplace, driving top line sales has become increasingly critical to maintaining strong profit margins. In order to achieve this objective we must grow revenues through (1) responsible pricing and (2) maximizing ancillary and non-residential revenue opportunities.

  •
  Responsible Pricing.    We believe our ability to generate the industry's highest average revenue per unit, or ARPU, demonstrates the value our best-in-class video experience delivers to our customers. It is imperative that we maintain appropriate price increases on our differentiated service offerings, while simultaneously expanding the value proposition by advancing the customer service and entertainment experiences. It is also critical that we remain disciplined in the management of subscriber credits and promotions. For example, in 2012 we introduced an Advanced Receiver Service fee on our customers' bills eliminating "Free HD for Life" as well as a lower cost programming "Entertainment" package to better fit the needs of our more value conscious consumers. These actions have helped increase ARPU in 2013.

  •
  Maximize Ancillary and Non-Residential Revenues.    We believe we have an opportunity to drive top line growth through ancillary and non-residential revenue opportunities, including DIRECTV CINEMA, addressable and local advertising and the commercial property market. In 2013, we have generated incremental VOD revenues by "pushing" top-rated movies, including many available on the same day of the DVD release, onto customers' DVRs for instant viewing and by expanding the video library of our enhanced movie service called DIRECTV CINEMA. We are also looking to significantly increase our advertising revenues over the coming years with new technology that provides us the capability to insert ads into individual DVRs enabling advertisers to target customers in local regions and eventually in the individual home. In addition, we believe commercial properties represent another incremental revenue opportunity for DIRECTV. For example, although historically we have competed effectively in the higher-end hotel market, we expect that in the coming years, hotels will be upgrading their television service from standard-definition to HD which will present us with opportunities for growth. In the future, we will introduce new features, applications and package enhancements that will provide an integrated residential television experience for our hotel customers to offer to their patrons. We also currently have low market share in the private businesses and smaller bars and restaurants segments and we intend to grow our share in these markets by developing an integrated bundling solution, as well as from improved management, targeting, billing, pricing and packaging.

      •
      Optimize Acquisition and Retention Spending.    Although we continue to invest in new subscribers with a disciplined focus on driving value through quality, attaining strong financial returns on new subscribers has been increasingly difficult in this maturing industry where programmers are seeking even higher rates for their content. Therefore, in 2012 we transitioned to a new customer acquisition strategy that reduced our promotional discounts for new customers and shifted our investment towards increasing our upgrade efforts for tenured and high-value existing subscribers, which yield stronger returns. Our revised upgrade policy is expected to improve customer satisfaction, reduce churn and increase profitability by driving greater penetration of advanced services such as DIRECTV Genie and the Connected Home.

      •
      Enhance Productivity and Manage Costs.    Improving our productivity is a critical element of our goal to maintain strong margins particularly given rising programming costs and the competitive nature of our industry. In particular, we plan to focus our efforts on (1) effectively managing our programming costs and (2) capturing enterprise-wide productivity improvements.

      •
      Effectively Manage Programming Cost Growth.    Programming costs are DIRECTV's largest expense and as a result, we must manage these costs as effectively as possible particularly considering that we expect programming costs to grow faster than ARPU primarily due to higher sports costs (including the NFL SUNDAY TICKET) and higher retransmission fees for the carriage of local channels. In addition, due to competitive pressures, there is a risk that we will be unable to pass such increases through to our subscribers. Therefore, we must minimize the cost increases by leveraging our size and attractive subscriber demographics to attain competitive terms and conditions. We must also work to closely align a channel's value with the costs we pay and obtain rights for value-added video services, such as mobile and streaming rights, in every negotiation. Another way we expect to reduce the rate of cost growth is by packaging channels to better align the programming that our customers want to watch with what they are willing to pay for and by securing greater flexibility regarding tiering and packaging of content and/or channels. In addition, we may discontinue carrying less popular channels if we are unable to negotiate fair terms and conditions.

      •
      Capture Enterprise-Wide Productivity Improvements.    Our objective is to deliver the best video experience at the lowest possible cost. Our goal is to manage our costs and make strategic investments that will deliver future benefits, preserve a sustainable cost structure and drive efficiency. In particular, we are looking to capture productivity improvements which will not only reduce costs, but also improve call center performance, field operations such as installations and repairs, retention and customer satisfaction. Our strategy also includes improving the reliability of our set-top receivers and increasing the effectiveness of our customers' self-care options to reduce call volumes and truck rolls. We will strive to get it "right the first time" especially during the critical first 90 days of a customer's lifecycle with improved work order accuracy and installation. We are utilizing technology to optimize our technicians' installation and service routes to help our front-line be more effective and efficient. We are also investing in technology called Active Decisioning, which increases the information available to our agents and helps them effectively and profitably close deals faster.

DIRECTV Latin America

        DIRECTV Latin America is a leading provider of DTH digital television services throughout Latin America. DIRECTV Latin America provides a wide selection of local and international digital-quality video entertainment and audio programming under the DIRECTV and SKY brands to approximately 6.1 million subscribers in PanAmericana and approximately 5.3 million subscribers in Brazil. Our affiliate, Sky Mexico, has approximately 5.9 million subscribers. Including Sky Mexico, DIRECTV and SKY provide service to more than 17.2 million subscribers throughout the region.

        We own 100% of PanAmericana, which provides services in Argentina, Chile, Colombia, Ecuador, Puerto Rico, Venezuela and certain other countries in the region, 93% of Sky Brasil, which operates in Brazil, and 41% of Sky Mexico, which operates in Mexico, certain countries in Central America and the Dominican Republic. Globo Comunicações e Participações S.A., or Globo, owns the other 7% of Sky Brasil and Grupo Televisa, S.A., or Televisa, owns the other 59% of Sky Mexico. The results of PanAmericana and Sky Brasil are consolidated in our results, and we account for our interest in Sky Mexico under the equity method of accounting.

        We believe we provide one of the most extensive collections of programming available in the Latin America pay television market, including HD sports video content and the most innovative interactive technology across the region. In addition, we have the unique ability to sell superior offerings of our differentiated products and services on a continent-wide basis at a lower cost compared to our competition. As of December 31, 2012, we provided service to 24% of pay television households in PanAmericana, 31% of pay television households in Brazil and 37% of pay television households in Mexico.

        To subscribe to the DIRECTV or SKY service, customers sign up for our video service directly through us or our regional retailers, or independent satellite television retailers or dealers. We tailor our offers and products to profitably and effectively provide our service to various customer segments across the region that have the need and desire for our brand and service. We offer post-paid products and services to customers who meet our standard requirements. For these customers, dealers or one of our home service providers install the receiving equipment. The receiving equipment consists of a small receiving satellite dish antenna, one or more digital set-top receivers, which are typically leased to the subscriber, and remote controls. In addition, we offer prepaid service for customers that desire payment and commitment flexibility. These customers may purchase a standard-definition receiver and antenna at a regional retailer and pre-pay their DIRECTV service typically through one or more means, such as the purchase of a rechargeable card that they can acquire at a retailer or local kiosk. The video service will automatically disconnect once the credit on the card runs out.

Key strengths

        Our DIRECTV Latin America business is characterized by the following key strengths:

  •
  large subscriber base and pan-regional scale of service;

  •
  leading brands;

  •
  relationship with DIRECTV U.S.;

  •
  high-quality digital picture and sound;

  •
  unique and differentiated content;

  •
  sales and marketing; and

  •
  strong customer satisfaction.

Business strategy

        Our vision is to provide customers across Latin America with the best video experience by leveraging DIRECTV Latin America's key strengths while continuing to distinguish our service from our competitors by offering subscribers unique, differentiated and compelling programming through leadership in content, technology, customer service and targeted marketing strategies. Our strategy involves (1) profitably expanding our leadership position across all demographic segments, (2) enhancing productivity and effectively managing costs and (3) leveraging DIRECTV Latin America's brands and customer base to introduce complementary services.

  •
  Profitably Expand Leadership Position Across All Demographic Segments.  To achieve our goals, we believe we have to profitably expand our leadership position in several key areas including (1) strengthening our leadership position in the higher end markets with a particular focus on DVR and HD excellence, (2) leveraging scale to profitably serve the middle market segment while expanding penetration as well as (3) establishing Colombia as the third major country in PanAmericana.

  •
  Increase DVR Penetration.    We believe that consumers at the higher end of the market are looking for more features and functionality in their TV viewing, particularly in terms of place and time shifting. Therefore in 2012, we obtained high-quality DVRs that are more functional and less costly than those of our competitors to distinguish our service from the competition. In most countries in which we operate, our competitors either do not offer DVRs or make them available on terms that have significantly limited their penetration. In 2013, we have expanded our time and place shifting capabilities in Latin America with new products and services by continuing to leverage the product roadmap at DIRECTV U.S. As of December 31, 2012, approximately 28% of our subscribers had advanced products.

  •
  Strengthen Our Position in HD.    Although we expect that the HD content offerings will be more limited in Latin America than in the United States for the next several years and the uptake of HD services in Latin America will be slower than in the United States, we believe that continuing to expand our HD offerings provides us with a significant competitive advantage across market segments that are expected to experience continued growth. As of December 31, 2012, Sky Brasil offered its customers 47 HD channels and PanAmericana offered its customers on average 17 HD channels. We believe that we currently have a leading HD channel offering in Brazil and are looking to establish leadership in PanAmericana by increasing the capacity of our current satellite servicing the region as a result of completing the migration of our business in Puerto Rico to the U.S. satellite platform and upgrading our broadcast ground facilities during 2013. We also expect to extend our advantage with the anticipated launch of our new leased satellites starting in 2014.

  •
  Profitably Increase Penetration in Middle Market Segment.    Based on generally low pay television penetration rates and favorable economic and demographic trends in the region, we believe the rapidly growing middle market continues to represent a significant opportunity for growth. In 2012, we continued to tailor our offers and products to profitably and effectively provide our service to value-focused customers who had the need and desire for affordable access to our brands and service. Typically, these offers and products are similar to our traditional ones except they allow customers access to significantly fewer channels and limit the number of set-top receivers customers may have in their homes. Our SKY service in Brazil offers these products and services to customers who meet our standard requirements on a traditional post-paid basis. In PanAmericana, we offer our DIRECTV service on a pre-paid basis to the middle market segment. Pre-paid subscribers purchase a set-top receiver and antenna at a regional retailer and pre-pay their DIRECTV service through various means, such as purchasing a rechargeable card that they can acquire at a retailer or local kiosk. The video service automatically disconnects once the credit on the card runs out. Looking ahead, we plan on continuing to serve the value-focused customers in Brazil and PanAmericana through targeted marketing and distribution strategies, as well as leveraging our relationship with DIRECTV U.S. to obtain lower cost set-top receivers.

    •
    Establish Colombia as the Third Major Country in PanAmericana.    In terms of total households, Colombia is the largest country in which we operate in PanAmericana. Due to continuous improvements in the business operating environment, favorable economic trends and relatively low pay television penetration rates in the marketplace, we believe Colombia presents a significant growth opportunity. In 2012, we established a goal to make Colombia our third largest market. To fulfill our objective we introduced tailored offers to profitably provide our service to higher-end markets as well as value-focused customers. We also expanded our dealer network and acquired programming rights for the Colombia soccer league. We plan on continuing to profitably expand our position in Colombia through targeted marketing and distribution strategies that increase awareness and association with Colombian sports.

  •
  Enhance Productivity and Effectively Manage Costs.  Improving productivity and identifying efficiencies are critical to our goal to maintain strong margins particularly given the rapid growth of our subscriber base and regional scale of our operations. In particular, we plan to focus our efforts on productivity initiatives aimed at improving overall customer service levels. For example, we expect to utilize technology to implement process improvements in our call centers and other areas, such as upgrading our billing systems and informational technology systems. During 2012, we began investing in new customer relationship management systems and plan to continue centralizing our network management structure to ensure superior service levels across customer segments while simultaneously improving productivity. We will also continue leveraging cost containment best practices from DIRECTV U.S. We expect initiatives like these to enhance operations across the various countries and regions where we offer service under the DIRECTV and SKY brands.

  •
  Leverage Brand and Customer Base to Introduce Complementary Services.  To expand our leadership in particular markets we are testing potential growth opportunities that could optimize the profitability of our subscriber base, minimize churn and extend the value of our brand. Our strategy involves (1) offering a fixed wireless broadband service and (2) extending our presence by establishing an over-the-top, or OTT, distribution platform.

  •
  Offer Fixed Wireless Broadband.    Connecting our customers to a broadband service is strategically important because we expect it will minimize churn and attract new subscribers. We are focused on selectively pursuing opportunities to acquire spectrum and expand a technologically robust and profitable fixed wireless broadband service in areas where our existing subscriber base has a weak competitive wireline offering or access to broadband is limited. We currently provide fixed wireless service in Mendoza, Argentina and Brasilia, Brazil. The fixed wireless service offered benefits to our core business through increased pay-TV sales, improved customer satisfaction from bundled subscribers as well as lowered monthly churn. We plan to expand our fixed wireless service to several cities in Brazil and certain other countries in which we have acquired spectrum.

  •
  Establish OTT Distribution Platform.    Extending our premium video experience to our customers who desire content that can be accessed on demand is important as the penetration of pay television households with Internet access increases across the region. Given the strength of our brands, the scale of our subscriber base and our strong relationships with programmers and distributors, we began to complement our traditional video subscription service by establishing a premium OTT distribution platform in the region. Since late 2011, we have offered SKY Online, which enables customers to download and stream OnDemand video content to laptops, tablets and mobile devices. SKY Online also offers an option for Subscription Video on Demand service for a flat monthly fee.

Our executive offices

        Our principal executive offices are located at 2260 East Imperial Highway, El Segundo, California 90245, and our telephone number at that address is (310) 964-5000. Our web site is located at www.directv.com. The information on our web site is not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled "Description of Notes." As used in this summary of the offering, the terms "DIRECTV Holdings" refers only to DIRECTV Holdings LLC and not to any of its subsidiaries, the term "co-issuer" refers to DIRECTV Financing Co., Inc. and the term "issuers" refers to both DIRECTV Holdings and the co-issuer.

Issuers	DIRECTV Holdings LLC and DIRECTV Financing Co., Inc.
Issue date	The issue date is expected to be on or about November 20, 2013.
Securities offered	£350,000,000 in aggregate principal amount of 5.200% Senior Notes due 2033.
Maturity date	November 18, 2033.
Interest payment dates	November 18 of each year, beginning on November 18, 2014. Interest will accrue from November 20, 2013.
Currency of payment

All payments of interest and principal, including any payments made upon any redemption of the notes, will be made in Sterling, or, if the United Kingdom adopts the euro as its lawful currency, in euro. If Sterling, or, in the event the notes are redenominated into euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the Sterling or the euro, as the case may be, is again available to us or so used.

Denomination	We will issue the notes in minimum denominations of £100,000 and in multiples of £1,000 in excess thereof.
Guarantees

The notes will be guaranteed by DIRECTV and each of DIRECTV Holdings' material existing and certain of its future domestic subsidiaries (other than the co-issuer) on a senior unsecured basis. The notes will not be guaranteed by any other subsidiary of DIRECTV, including any subsidiary of DIRECTV that owns assets and operations of DIRECTV Latin America. The notes will cease to be guaranteed by any guarantor that guarantees the notes (other than DIRECTV) if such guarantor is released from guaranteeing DIRECTV Holdings' senior revolving credit facilities and the Existing Notes (as defined below). The notes will cease to be guaranteed by DIRECTV if DIRECTV Holdings ceases for any reason to be a "wholly owned subsidiary" (as such term is defined in Rule 1-02(aa) of Regulation S-X promulgated by the SEC) of DIRECTV.

Ranking	The notes will be the issuers' unsecured senior obligations and will:

•

rank equally with all of the issuers' existing and future senior indebtedness, including approximately $18.6 billion in principal amount of the issuers' existing and outstanding senior notes with maturities ranging from 2014 through 2042 (the "Existing Notes") and DIRECTV Holdings' senior revolving credit facilities;

• rank senior to all of the issuers' future subordinated indebtedness, if any;
• be effectively subordinated to all of the issuers' existing and future secured obligations to the extent of the value of the assets securing such obligations; and
• be effectively subordinated to all indebtedness of DIRECTV's non-guarantor subsidiaries.
Similarly, the guarantees of DIRECTV and DIRECTV Holdings' material subsidiaries will:

•

rank equally with all of the existing and future senior indebtedness of such guarantors, including the guarantees under the Existing Notes and DIRECTV Holdings' senior revolving credit facilities (see "Capitalization");

• rank senior to all future subordinated indebtedness of such guarantor, if any; and
• be effectively subordinated to all existing and future secured obligations of such guarantors to the extent of the value of the assets securing such obligations.

DIRECTV, the issuers and the issuers' subsidiaries have no outstanding senior secured indebtedness. For the nine months ended September 30, 2013, DIRECTV's subsidiaries that will not be subsidiary guarantors of the notes (other than DIRECTV Holdings and the co-issuer as issuers of the notes) had revenues of $5,306 million and operating profit of $527 million, and as of September 30, 2013, excluding intercompany assets and liabilities and redeemable noncontrolling interest, those subsidiaries had total assets of $8,360 million and total liabilities of $3,068 million.

Optional redemption

DIRECTV Holdings may redeem some or all of the notes at its option at a redemption price equal to the greater of the principal amount of the notes and the "make whole" price described under "Description of Notes—Optional redemption."

Change of control

If DIRECTV Holdings experiences specific kinds of changes of control accompanied by a Ratings Decline (as defined under "Description of Notes—Certain definitions"), DIRECTV Holdings will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See "Description of Notes—Change of control and rating decline."

Certain covenants	The indenture governing the notes will restrict DIRECTV Holdings' ability and the ability of DIRECTV Holdings' subsidiaries to, among other things:
• create certain liens;
• engage in certain sale leaseback transactions; and
• merge, consolidate or sell substantially all of our assets.

These covenants are subject to important exceptions and qualifications described under the heading "Description of Notes." DIRECTV and subsidiaries of DIRECTV that are not subsidiaries of DIRECTV Holdings are not subject to the restrictions contained in these covenants.

Redemption for tax reasons

DIRECTV Holdings may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United States (or any taxing authority in the United States). This redemption would be at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption. See "Description of Notes—Redemption for tax reasons."

Use of proceeds

The net proceeds from this offering will be used for general corporate purposes, which may include a distribution to DIRECTV for purposes of funding repurchases under its share repurchase program and other corporate purposes. See "Use of Proceeds."

Additional notes issuances

The issuers may from time to time without the consent of the holders of the notes create and issue additional notes of the same series as the notes offered hereby. See "Description of Notes—Principal, maturity and interest."

Listing	We intend to apply to list the notes on the New York Stock Exchange.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Paying agent	The Bank of New York Mellon, London Branch.
Book-entry

The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking, société anonyme, ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear"), and registered in the name of the common depositary or its nominee. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of Notes—Book-Entry Delivery and Settlement."

Risk factors	See "Risk Factors" for a discussion of certain factors that you should carefully consider before investing in the notes.
Governing law	New York.

Summary historical consolidated financial and other data

        You should read the following financial information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to the consolidated financial statements in our Form 10-K, our March 31, 2013 Form 10-Q, our June 30, 2013 Form 10-Q and our September 30, 2013 Form 10-Q, which are incorporated by reference into this prospectus supplement.

        The following tables present our summary consolidated statements of operations and other data for the years ended December 31, 2010, 2011 and 2012 and the nine months ended September 30, 2012 and 2013 and our consolidated balance sheet data as of September 30, 2013. The consolidated statements of operations data for the years ended December 31, 2010, 2011 and 2012 and the nine months ended September 30, 2012 and 2013 and the consolidated balance sheet data as of September 30, 2013 have been derived from our audited and unaudited consolidated financial statements incorporated by reference in this prospectus supplement. The summary "As adjusted" balance sheet data is unaudited and is based on certain assumptions and adjustments and does not purport to present what our actual financial position would have been had the transactions and events reflected by them in fact occurred on the date specified.

        Pursuant to Rule 3-10 of Regulation S-X promulgated by the SEC, we do not include separate financial statements for DIRECTV Holdings, DIRECTV Financing or any of the subsidiary guarantors in our periodic Exchange Act filings. We do include condensed consolidating financial information in our periodic Exchange Act filings that presents information for DIRECTV (on a stand-alone basis); DIRECTV Holdings, DIRECTV Financing and the subsidiary guarantors; and other subsidiaries of DIRECTV that are not guarantors—see Note 24 to the audited consolidated financial statements in our Form 10-K and incorporated by reference herein and Note 11 to the unaudited consolidated financial statements in our September 30, 2013 Form 10-Q incorporated by reference herein.

	Years ended December 31,			Nine months ended September 30,
(Dollars in millions)	2010	2011	2012	2012	2013
Consolidated Statements of Operations Data:
Revenues	$24,102	$27,226	$29,740	$21,686	$23,160
Total operating costs and expenses	20,206	22,597	24,655	17,899	19,343
Operating profit	3,896	4,629	5,085	3,787	3,817
Net income	2,312	2,636	2,977	2,029	2,069
Other Data:
Net cash provided by operating activities	5,206	5,185	5,634	4,133	4,355
Net cash used in investing activities	(3,099)	(3,022)	(3,363)	(2,346)	(2,812)
Net cash used in financing activities	(3,210)	(2,792)	(1,242)	(239)	(1,636)
Depreciation and amortization expense	2,482	2,349	2,437	1,811	2,117
Capital expenditures	2,416	3,170	3,349	2,391	2,747
Subscriber acquisition costs	3,005	3,390	3,397	2,549	2,564
Operating profit before depreciation and amortization(1)	6,378	6,978	7,522	5,598	5,934
DIRECTV U.S. operating profit before depreciation and amortization(1)	5,216	5,289	5,654	4,246	4,568

(Dollars in millions)	As of September 30, 2013 Actual	As of September 30, 2013 As adjusted(2)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,622	$2,175
Total current assets	5,029	5,582
Total assets	20,588	21,146
Total current liabilities	5,329	5,330
Long-term debt	18,635	19,192
Total stockholders' deficit	(6,608)	(6,608)

(Dollars in millions)	Twelve months ended September 30, 2013 Actual	Twelve months ended September 30, 2013 As adjusted(2)
Financial Ratio:
Long-term-debt, including current portion to OPBDA	2.38x	2.45x
DIRECTV U.S. long-term-debt, including current portion to OPBDA	3.11x	3.20x

DIRECTV U.S. Segment

	Years ended December 31,			Nine months ended September 30,
	2010	2011	2012	2012	2013
Subscriber Data:
Total number of subscribers at the end of period (000's)(3)	19,223	19,885	20,084	19,981	20,160
Average monthly revenue per subscriber (ARPU)(4)	$89.71	$93.27	$96.98	$94.27	$99.00
Average monthly subscriber churn %(5)	1.53%	1.56%	1.53%	1.57%	1.53%
Average subscriber acquisition costs per subscriber (SAC)(6)	$796	$813	$859	$852	$878
Gross subscriber additions (000's)	4,124	4,316	3,874	2,911	2,841
Net subscriber additions (000's)	663	662	199	96	76

DIRECTV Latin America Segments(7)

	Years ended December 31,			Nine months ended September 30,
	2010	2011	2012	2012	2013
Subscriber Data:
Total number of subscribers at the end of period (000's)(8)	5,808	7,871	10,328	9,666	11,337
Average monthly revenue per subscriber (ARPU)(4)	$57.95	$62.64	$57.25	$57.83	$51.68
Average monthly total subscriber churn %(5)(10)	1.77%	1.78%	1.81%	1.84%	2.43%
Average monthly post paid subscriber churn %(10)	1.47%	1.42%	1.50%	1.51%	2.18%
Gross subscriber additions (000's)(8)(9)	2,318	3,510	4,417	3,234	3,393
Net subscriber additions (000's)(8)(9)(10)	1,220	2,063	2,439	1,781	1,008

(1)
We calculate Operating Profit Before Depreciation and Amortization (OPBDA), which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit," as presented in the Consolidated Statements of Operations in our Form 10-K. This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and our Board of Directors use OPBDA to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and our Board of Directors separately measure and budget for capital expenditures and business acquisitions.

  We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected OPBDA and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization expense. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

  A reconciliation of consolidated operating profit to OPBDA follows:

	Years ended December 31,			Nine months ended September 30,
(Dollars in millions)	2010	2011	2012	2012	2013
Operating profit	$3,896	$4,629	$5,085	$3,787	$3,817
Add: Depreciation and amortization expense	2,482	2,349	2,437	1,811	2,117

Operating profit before depreciation and amortization	$6,378	$6,978	$7,522	$5,598	$5,934

  A reconciliation of DIRECTV U.S. operating profit to DIRECTV U.S. OPBDA follows:

	Years ended December 31,			Nine months ended September 30,
(Dollars in millions)	2010	2011	2012	2012	2013
Operating profit	$3,290	$3,702	$4,153	$3,130	$3,343
Add: Depreciation and amortization expense	1,926	1,587	1,501	1,116	1,225

DIRECTV U.S. operating profit before depreciation and amortization	$5,216	$5,289	$5,654	$4,246	$4,568

(2)
The as adjusted balance sheet and financial ratio data as of September 30, 2013 give effect to the issuance and sale of the notes offered hereby prior to any application of the proceeds therefrom. See "Use of Proceeds."

(3)
The total number of subscribers represents the total number of subscribers actively subscribing to our service, including subscribers who have suspended their account for a particular season of the year because they are temporarily away from their primary residence and, subscribers who are in the process of relocating and commercial equivalent viewing units.

(4)
We calculate ARPU by dividing average monthly revenues for the period (total revenues during the period divided by the number of months in the period) by the average subscribers for the period. We calculate average subscribers for the period by adding the number of subscribers as of the beginning of the period and for each quarter end in the current year or period and dividing by the sum of the number of quarters in the period plus one.

(5)
Average monthly subscriber churn represents the number of subscribers whose service is disconnected, expressed as a percentage of the average total number of subscribers. We calculate average monthly subscriber churn by dividing the average monthly number of disconnected subscribers for the period (total subscribers disconnected, net of reconnects, during the period divided by the number of months in the period) by average subscribers for the period.

(6)
We calculate SAC, which represents total subscriber acquisition costs stated on a per subscriber basis, by dividing total subscriber acquisition costs for a period by the number of gross new subscribers acquired during the period. We calculate total subscriber acquisition costs for the period by adding together "Subscriber acquisition costs" expensed during the period and the amount of cash paid for equipment leased to new subscribers during the period.

(7)
DIRECTV Latin America, as presented, includes the combined results of both the Sky Brasil and PanAmericana segments.

(8)
DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico platform.

(9)
DIRECTV Latin America gross and net subscriber additions exclude the effect of 14,000 subscribers during the nine months ended September 30, 2012 and 1,000 subscribers during the nine months ended September 30, 2013 acquired as a result of transactions in Brazil. DIRECTV Latin America gross and net subscriber additions exclude the effect of 18,000 subscribers for the year ended December 31, 2012 acquired as a result of transactions in Brazil.

(10)
Based on the results of an internal investigation, we have determined that, beginning in 2012, certain employees of Sky Brasil directed activities which are inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and 2013. As a result, subscribers who would have previously ceased receiving Sky Brasil service have been terminated as subscribers during 2013 pursuant to Sky Brasil's authorized policies. We estimate that as of December 31, 2012, our subscriber count would have been approximately 100,000 lower than the number of subscribers previously reported, and the subscriber count at March 31, 2013 would have been approximately 200,000 lower than the number of subscribers previously reported, if the identified improper actions had not been taken. See the Current Report on Form 8-K filed with the SEC on June 27, 2013, incorporated by reference in this prospectus supplement for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

 Ratio of earning to fixed charges

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated for both Parent and DIRECTV Holdings.

DIRECTV

	Years ended December 31,					Nine months ended September 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	6.71x	4.86x	6.74x	5.87x	5.79x	5.66x

DIRECTV Holdings LLC

	Years ended December 31,					Nine months ended September 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	6.81x	6.22x	6.41x	5.12x	5.05x	5.17x

RISK FACTORS

        An investment in the notes is subject to a number of risks. You should carefully consider the following factors, as well as the more detailed descriptions elsewhere in this prospectus, and those risk factors contained in the "Risk Factors" section of our Form 10-K, which is incorporated by reference herein, before making an investment in the notes. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

        If any of the following events occur, our business, financial condition or results of operations could be materially and adversely affected, the value of the notes could decline and you could lose some or all of your investment.

Risks related to the notes

DIRECTV Holdings has substantial indebtedness and depends upon the earnings of its subsidiaries to make payments on its indebtedness.

        As of September 30, 2013, after giving pro forma effect to this offering, and prior to any application of the proceeds therefrom, DIRECTV Holdings, together with its subsidiaries, would have had approximately $19,789 million of outstanding indebtedness. See "Capitalization." DIRECTV Holdings is a holding company with limited assets other than the capital stock of its subsidiaries. DIRECTV Holdings' ability to service its debt obligations is therefore dependent upon the earnings of its subsidiaries and the receipt of funds from its subsidiaries in the form of loans, dividends or other payments. DIRECTV Holdings does not have, and may not in the future have, any assets other than its ownership interests in its subsidiaries, limited programming assets and the intellectual property license from DIRECTV Group. DIRECTV Holdings' subsidiaries' ability to make any payments to DIRECTV Holdings will depend on their capacity to incur additional indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. For example, under Delaware law, DIRECTV Holdings' subsidiaries may not make distributions or pay dividends to DIRECTV Holdings if, after giving effect to those distributions or dividends, the liabilities of any such subsidiary would exceed the fair value of its assets. Although DIRECTV and DIRECTV Holdings' domestic subsidiaries will guarantee the notes, we cannot predict what the value of DIRECTV and DIRECTV Holdings' subsidiaries' assets or the amount of their liabilities will be in the future and whether these values or amounts will permit the payment of distributions or dividends to us. Future borrowings by DIRECTV Holdings' domestic subsidiaries may contain restrictions or prohibitions on the payment of distributions and dividends by those subsidiaries to DIRECTV Holdings. DIRECTV's subsidiaries other than the co-issuers and the other guarantors are not obligors or guarantors of the notes. Accordingly, we cannot assure you that DIRECTV Holdings will be able to pay its principal and interest obligations on the notes in a timely manner or at all.

Restrictive covenants in the documents governing DIRECTV Holdings' indebtedness may limit its ability to undertake certain types of transactions.

        As a result of various restrictive covenants in the indentures governing DIRECTV Holdings' Existing Notes and the credit agreements governing DIRECTV Holdings' senior revolving credit facilities, DIRECTV Holdings' financial flexibility is limited in a number of ways. The indentures governing DIRECTV Holdings' Existing Notes currently subject DIRECTV Holdings and its restricted subsidiaries to significant restrictive covenants, including limits on DIRECTV Holdings and its subsidiaries' ability to place liens upon assets, consummate certain asset sales, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets.

        DIRECTV Holdings' senior revolving credit facilities require it to meet a financial ratio on an ongoing basis that may require it to take action and reduce debt or act in a manner contrary to its business objectives. Events beyond our control, including changes in general economic and business conditions, may affect DIRECTV Holdings' ability to meet that financial ratio. We cannot assure that DIRECTV Holdings will meet that test or that the lenders will waive any failure to meet that test. A breach of any of these covenants would result in a default under DIRECTV Holdings' senior revolving credit facilities and the indentures. If an event of default under DIRECTV Holdings' senior revolving credit facilities occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the notes.

        Notwithstanding the limits described above, the terms of DIRECTV Holdings' senior revolving credit facilities and indentures (including the indenture governing the notes) currently give us substantial flexibility to undertake certain transactions which could be adverse to the interests of holders of the notes. For instance, the terms of DIRECTV Holdings' senior revolving credit facilities, the indentures for the Existing Notes and the indenture for the notes offered hereby allow us to incur substantial additional indebtedness and make significant restricted payments.

There are limited covenants in the indenture governing the notes.

        Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt, under the indenture governing the notes. While the indenture governing the notes contains certain restrictions on DIRECTV Holdings and its subsidiaries' ability to incur additional secured indebtedness, these restrictions are subject to various exceptions and secured indebtedness incurred pursuant to such exceptions may be substantial. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities. Furthermore, none of the restrictions in the indenture or events of default will apply to DIRECTV or any of its subsidiaries other than DIRECTV Holdings and its subsidiaries.

Not all of our subsidiaries are guarantors, and claims of holders of the notes will be structurally subordinated to claims of non-guarantor subsidiaries.

        The notes are guaranteed by DIRECTV and certain of DIRECTV Holdings' domestic subsidiaries (other than the co-issuer). The remaining subsidiaries of DIRECTV, which include any subsidiary of DIRECTV that owns assets and operations of DIRECTV Latin America, are not obligors or guarantors of the notes. Holders of notes will only be creditors of the issuers and the guarantors. In the case of subsidiaries of DIRECTV that are not guarantors (other than the issuers of the notes), all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will rank effectively senior and have priority to the notes. As a result, the notes will be structurally subordinated to the prior payment of all of the debts (including trade payables) of our non-guarantor subsidiaries. DIRECTV and the non-guarantor subsidiaries of DIRECTV are not subject to any limitation on borrowing under DIRECTV Holdings' senior revolving credit facilities, the indentures for the Existing Notes or the indenture for the notes offered hereby. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries (other than the issuers of the notes), holders of their debt and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the obligors under the notes.

        As of September 30, 2013, the notes would have been effectively subordinated to $3,068 million of liabilities, excluding intercompany liabilities and redeemable noncontrolling interest, of these non-guarantor subsidiaries. The non-guarantor subsidiaries held $8,360 million of total assets, excluding intercompany assets, as of September 30, 2013 and had revenues of $5,306 million and operating profit of $527 million for the nine months ended September 30, 2013.

We may be unable to access some or all of our cash flow from DIRECTV Latin America and its subsidiaries in the event that it is required to perform under the terms of its guarantee.

        In Venezuela, our ability to repatriate cash is limited due to government imposed exchange controls. Consequently, cash may not be available to us from DIRECTV Latin America to fund any of our obligations, including any obligations under DIRECTV's guarantee of the notes.

The notes will be effectively subordinated to our secured debt.

        The notes will be unsecured obligations of the issuers and guarantors, including DIRECTV, and will be effectively subordinated to any secured debt obligations they may incur in the future to the extent of the value of the assets securing that debt. The effect of this subordination is that if the issuers or any guarantor is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of their secured debt, if any, the issuers' assets and those of the guarantors that secure debt will be available to pay obligations on the notes only after all debt under their secured debt, if any, has been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. See "Description of Notes."

DIRECTV Holdings may be unable to repurchase the notes upon a change of control triggering event.

        There is no sinking fund with respect to the notes, and the entire outstanding principal amount of the notes will become due and payable at maturity. If DIRECTV Holdings experiences a change of control triggering event, you may require it to repurchase all or a portion of your notes prior to maturity. See "Description of Notes—Change of control and rating decline." We cannot assure you that DIRECTV Holdings will have enough funds to pay its obligations under the notes upon a change of control triggering event. Any of our future debt agreements may prohibit our repayment of the notes in that event. Accordingly, DIRECTV Holdings may be unable to satisfy its obligations to purchase your notes unless it is able to refinance or obtain waivers under any future indebtedness it incurs that restricts its ability to repurchase notes. In addition, in a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have "continuing directors" comprising a majority of a board of directors might be unenforceable on public policy grounds.

A court may void the guarantees of the notes or subordinate the guarantees to other obligations of the guarantors.

        The issuers' obligations under the notes will initially be guaranteed jointly and severally by DIRECTV and certain of DIRECTV Holdings' domestic subsidiaries (other than the co-issuer). It is possible that the creditors of the guarantors may challenge the guarantees as a fraudulent conveyance under relevant federal and state statutes. Although standards may vary depending on the applicable law, generally under United States federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any guarantor of the notes incurred the debt evidenced by its guarantee of the notes, the guarantor either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged or about to engage in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital;

  •
  was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after a final judgment, the judgment remained unsatisfied; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

and that guarantor:

  •
  received less than the reasonable equivalent value or fair consideration for the incurrence of its guarantee; or

  •
  incurred the guarantee or made related distributions or payments with the intent of hindering, delaying or defrauding creditors;

then, there is a risk that the guarantee of that guarantor could be voided by a court, or claims by holders of the notes under the guarantee could be subordinated to other debts of that guarantor. In addition, any payment by the guarantor pursuant to its guarantee could be required to be returned to that guarantor, or to a fund for the benefit of the creditors of that guarantor.

        The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding. Generally, however, a guarantor of the notes would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets at a fair valuation;

  •
  the present fair value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Although each guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law, this provision may not be effective to protect the guarantees from being voided under the fraudulent transfer laws described above. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees. In addition, the assets of DIRECTV's subsidiaries that do not guarantee the notes, which includes any subsidiary of DIRECTV that owns assets and operations of DIRECTV Latin America, will not be available to satisfy the obligations under the notes.

The notes will cease to be guaranteed if certain events occur.

        The notes are guaranteed by DIRECTV and certain of DIRECTV Holdings' domestic subsidiaries only to the extent that certain events do not occur. The notes will cease to be guaranteed by DIRECTV if DIRECTV Holdings ceases for any reason to be a "wholly owned subsidiary" (as such term is defined in Rule 1-02(aa) of Regulation S-X promulgated by the SEC) of DIRECTV. In that event, the notes will cease to be guaranteed by DIRECTV and holders will then only have a direct claim against DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. and any remaining subsidiary guarantors of the notes for amounts owed to them under the notes. In addition, the notes will cease to be guaranteed by any guarantor that guarantees the notes under certain circumstances described under "Description of Notes—Brief description of the notes and the guarantees—The guarantees," including, except in the case of DIRECTV, if such guarantor is released from guaranteeing DIRECTV Holdings' senior revolving credit facilities and the Existing Notes. In the event that DIRECTV Holdings'

domestic subsidiaries (other than the co-issuer) no longer guarantee DIRECTV Holdings' senior revolving credit facilities and the Existing Notes as a result of a refinancing or the repayment of the Existing Notes, the notes will cease to be guaranteed by those subsidiaries and holders will then only have a direct claim against DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. and DIRECTV (to the extent that DIRECTV's guarantee is still in place) for amounts owed to them under the notes. None of DIRECTV's subsidiaries, other than DIRECTV Holdings, DIRECTV Financing, and DIRECTV Holdings' subsidiaries is an obligor or a guarantor of the notes being offered hereby. If the notes cease to be guaranteed by DIRECTV Holdings' domestic subsidiaries, the notes will be structurally subordinated to the indebtedness and other liabilities of those domestic subsidiaries. In that case, any right that DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., if any, have to receive any assets of any of DIRECTV Holdings' domestic subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the notes to realize proceeds from the sale of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. See "Description of Notes—Brief description of the notes and the guarantees—The guarantees."

We have broad discretion in how we use the proceeds of this offering, and we may use the proceeds in ways in which you disagree.

        We will have significant discretion in how we use the net proceeds from this offering. We intend to use the net proceeds from this offering for general corporate purposes, which may include a distribution to DIRECTV for purposes of funding repurchases under its share repurchase program and other corporate purposes. Because we have not allocated specific amounts of the net proceeds from this offering for any specific purpose, you cannot determine at this time the value or propriety of our application of the proceeds, and you may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all. Our failure to apply these funds effectively could have a negative impact on our business, results of operations or financial condition. See "Use of Proceeds."

DIRECTV may have interests that conflict with those of the noteholders.

        DIRECTV Holdings is a wholly-owned subsidiary of DIRECTV Group which in turn is a wholly-owned subsidiary of DIRECTV. As DIRECTV Holdings' parent, DIRECTV controls its fundamental corporate policies and transactions, including, but not limited to, the approval of significant corporate transactions, including a change of control. The interests of DIRECTV as equity holder may differ from your interests as a holder of the notes. For example, DIRECTV may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investments, even though those transactions might involve risks to you as holders of the notes.

An investment in the notes by a purchaser whose home currency is not Sterling entails significant risks.

        An investment in the notes by a purchaser whose home currency is not Sterling entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and Sterling and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between Sterling and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of Sterling against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. In the event the notes are redenominated in euro, the same risks would apply to a purchaser whose home currency is not euro.

The notes permit us to make payments in U.S. dollars if we are unable to obtain Sterling.

        If Sterling or, in the event the notes are redenominated in euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until Sterling, or euro, as the case may be, is again available to us or so used. The amount payable on any date in Sterling, or in the event the notes are redenominated in euro, euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for Sterling or euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

In a lawsuit for payment on the notes, a noteholder may bear currency exchange risk.

        The notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in Sterling, or, in the event the notes are redenominated in euro, in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of Sterling or euro into U.S. dollars would depend upon various factors, including which court renders the judgment.

The trading market for the notes may be limited.

        The notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the notes, noteholders may not be able to resell them. Although we expect the notes to be listed for trading on the New York Stock Exchange, no assurance can be given that a trading market for the notes will develop. The underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect noteholders' ability to sell the notes and the price at which noteholders may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

Noteholders are exposed to the consequences of denomination of a minimum specified denomination plus a higher integral multiple.

        The notes will be issued in minimum denominations of £100,000 and in multiples of £1,000 in excess thereof. As is the case with any issue of notes that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the notes may be traded in amounts in excess of £100,000 (or its equivalent) that are not integral multiples of £100,000 (or its equivalent). In such a case a noteholder who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a definitive note in respect of such holding (should definitive notes be printed) and would need to purchase a principal amount of notes such that its holding amounts to the minimum specified denomination.

CURRENCY CONVERSION

        Principal and interest payments in respect of the notes will be payable in Sterling or, if the United Kingdom adopts euro as its lawful currency, in euro. If Sterling or, in the event the notes are redenominated into euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to us or so used. The amount payable on any date in Sterling or, in the event the notes are redenominated into euro, euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for Sterling or euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. In no event shall the Trustee or Paying Agent be responsible for effecting conversions, obtaining exchange rates, or handling redenominations.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

        On November 13, 2013, the Sterling/U.S. $ rate of exchange was £ 1.00/U.S. $1.60.

USE OF PROCEEDS

        We expect that the net proceeds of this offering will be approximately £346 million, or $553 million, based on the Sterling/U.S. $ rate of exchange as of November 13, 2013, after deducting commissions to the underwriters and expenses of this offering. The net proceeds of this offering will be used for general corporate purposes, which may include a distribution to DIRECTV for purposes of funding repurchases under its share repurchase program and other corporate purposes.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2013 (i) on an actual basis and (ii) as adjusted to give effect to the sale of the notes offered hereby and prior to any application of the proceeds therefrom as described under "Summary—The Offering."

	As of September 30, 2013
(Dollars in millions)	Actual	As adjusted(1)
Cash and cash equivalents	$1,622	$2,175

Short-term borrowings:
Commercial paper(2)	$562	$562
Long-term debt, including current portion:
Senior revolving credit facilities(3)	—	—
Borrowings under BNDES financing facility	85	85
4.750% senior notes due 2014	999	999
3.550% senior notes due 2015	1,200	1,200
3.125% senior notes due 2016	750	750
3.500% senior notes due 2016	1,499	1,499
2.400% senior notes due 2017	1,249	1,249
1.750% senior notes due 2018	744	744
5.875% senior notes due 2019	995	995
5.200% senior notes due 2020	1,299	1,299
4.600% senior notes due 2021	999	999
5.000% senior notes due 2021	1,495	1,495
3.800% senior notes due 2022	1,499	1,499
2.750% senior notes due 2023(4)	673	673
4.375% senior notes due 2029(4)	1,201	1,201
6.350% senior notes due 2040	500	500
6.000% senior notes due 2040	1,235	1,235
6.375% senior notes due 2041	1,000	1,000
5.150% senior notes due 2042	1,248	1,248
5.200% senior notes due 2033 offered hereby(5)	—	557

Total short-term borrowings and long-term debt	19,232	19,789
Total shareholders' deficit	(6,608)	(6,608)

Total capitalization	$12,624	$13,181

(1)
As adjusted amounts as of September 30, 2013 do not include cash provided by operations since September 30, 2013.

(2)
As of September 30, 2013, we had $562 million of short-term commercial paper outstanding, with a weighted average maturity of 53 days, at a weighted average yield of 0.39%, which may be refinanced on a periodic basis as borrowings mature.

(3)
As of September 30, 2013, our senior revolving credit facilities remained undrawn.

(4)
These amounts reflect the remeasurement of the aggregate principal and carrying value of our foreign currency denominated senior notes to U.S. dollars based on the exchange rates in effect at each of the dates presented.

(5)
Reflects the translation of £350 million aggregate principal amount of notes to U.S. dollars based on the Sterling/U.S. $ rate of £1.00/U.S. $1.60 as of November 13, 2013.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior revolving credit facilities

        On September 28, 2012, DIRECTV Holdings and certain of its subsidiaries as guarantors, including DIRECTV Financing, and each guarantor of the notes offered hereby, including Parent, entered into: (i) a 3.5 Year Credit Agreement with a Revolving Termination Date of February 7, 2016 ("3.5 Year Credit Agreement"); and (ii) a 5 Year Credit Agreement with a Revolving Termination Date of September 28, 2017 ("5 Year Credit Agreement" and together with the 3.5 Year Credit Agreement, the "Credit Agreements"), with the lenders party thereto from time to time, Citibank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Bank of America, N.A., The Royal Bank of Scotland PLC and UBS Securities LLC, as Co-Documentation Agents, and Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners.

        The 3.5 Year Credit Agreement provides for a $1.0 billion, 3.5 year, senior unsecured revolving credit facility (the "3.5 Year Facility"), all of which is presently undrawn. The 5 Year Credit Agreement provides for a $1.5 billion, five year, senior unsecured revolving credit facility (the "5 Year Facility" and together with the 3.5 Year Facility, the "senior revolving credit facilities"), all of which is presently undrawn. The Credit Agreements provide for an incremental increase in the Aggregate Revolving Commitments (as defined in the applicable Credit Agreement) of up to $500 million in the aggregate between the 3.5 Year Facility and the 5 Year Facility under certain conditions. In addition, the amounts available under the senior revolving credit facilities are subject to decrease under certain circumstances as provided for in the applicable Credit Agreement.

        We pay a commitment fee of 0.15% per year for the unused commitment under the senior revolving credit facilities. Borrowings under the Credit Agreements currently bear interest at a rate equal to the London Interbank Offer Rate (LIBOR) plus 1.25%. Both the commitment fee and the annual interest rate may increase or decrease under certain conditions due to changes in DIRECTV Holdings' long term, unsecured debt ratings.

        Borrowings under each of the senior revolving credit facilities are DIRECTV Holdings' unsecured senior obligations and rank equally in right of payment with DIRECTV Holdings' existing and future senior debt, including the notes offered hereby and the Existing Notes, and rank senior in right of payment to all of DIRECTV Holdings' future subordinated debt, if any. Obligations, as defined in the Credit Agreements, are guaranteed (as to each of the senior revolving credit facilities, the "Guarantees") by DIRECTV and all of DIRECTV Holdings' material existing domestic subsidiaries that are a signatory to the senior revolving credit facilities and by certain of DIRECTV Holdings' future domestic subsidiaries on a joint and several basis (the "Guarantors"). Neither the parent company of DIRECTV Holdings, The DIRECTV Group, Inc., nor any subsidiaries of DIRECTV or The DIRECTV Group, Inc., other than DIRECTV Holdings and certain of its subsidiaries and DIRECTV Financing, are obligors or guarantors under either of the Credit Agreements. A Guarantor may be released of its obligations under the Guarantees if no Default or Event of Default (each as defined in the Credit Agreements) shall have occurred and be continuing and such Guarantor is concurrently released from its guarantees under all of the Existing Notes, the notes offered hereby and certain notes DIRECTV Holdings may issue in the future then outstanding.

        Each of the senior revolving credit facilities requires DIRECTV Holdings to comply with a single financial covenant that the Consolidated Total Leverage Ratio (as defined in the Credit Agreements) of DIRECTV Holdings and its subsidiaries, on a consolidated basis, not be greater than 5.0:1.0 as of the last day of any fiscal quarter commencing with the fiscal quarter ending September 30, 2012. Other covenants also apply that limits DIRECTV Holdings' or its subsidiaries' ability to, among other things,

(i) incur liens, (ii) incur additional indebtedness, (iii) merge or consolidate with another entity, (iv) materially change the nature of its business or (v) enter into certain transactions with affiliates, in each case subject to exceptions as provided in the Credit Agreements. If DIRECTV Holdings fails to comply with these or other covenants, all or a portion of its borrowings under each of the senior revolving credit facilities could become immediately payable and the senior revolving credit facilities could be terminated. DIRECTV Holdings and its subsidiaries are currently in compliance with all such covenants. Each of the senior revolving credit facilities also provides that the borrowings may be required to be prepaid if certain change-in-control events occur.

        Borrowings from each of the senior revolving credit facilities may be used for general corporate purposes, which may include a distribution to DIRECTV for share repurchases and other corporate purposes.

Existing Notes

        On September 22, 2009, DIRECTV Holdings and DIRECTV Financing issued $1.0 billion of 4.750% senior notes due 2014 and $1.0 billion of 5.875% senior notes due 2019 Notes. On March 11, 2010, DIRECTV Holdings and DIRECTV Financing issued $1.2 billion of 3.550% senior notes due 2015, $1.3 billion of 5.200% senior notes due 2020 and $500 million of 6.350% senior notes due 2040. On August 17, 2010, DIRECTV Holdings and DIRECTV Financing issued $750 million of 3.125% senior notes due 2016, $1.0 billion of 4.600% senior notes due 2021 and $1.25 billion of 6.000% senior notes due 2040. On March 10, 2011, DIRECTV Holdings and DIRECTV Financing issued $1.5 billion of 3.500% senior notes due 2016, $1.5 billion of 5.000% senior notes due 2021 and $1.0 billion of 6.375% senior notes due 2041. On March 8, 2012, DIRECTV Holdings and DIRECTV Financing issued $1.25 billion of 2.400% senior notes due 2017, $1.5 billion of 3.800% senior notes due 2022 and $1.25 million of 5.150% senior notes due 2042. On September 14, 2012, DIRECTV Holdings and DIRECTV Financing issued £750 million ($1,208 million) in aggregate principal with proceeds, net of an original issue discount, of £742 million ($1,194 million) in aggregate principal of 4.375% senior notes due 2029 (the "2029 Notes") based on an exchange rate of £1.00/$1.61 at September 11, 2012. The carrying value of the $1,201 million, as of September 30, 2013, for the 2029 Notes reflects the remeasurement of £742 million carrying value to U.S. dollars based on an exchange rate of £1.00/$1.62 at September 30, 2013. On January 10, 2013, DIRECTV Holdings and DIRECTV Financing issued $750 million of 1.750% senior notes due 2018. On May 13, 2013, DIRECTV Holdings and DIRECTV Financing issued €500 million ($650 million) in aggregate principal, with proceeds, net of original issue discount, of €497 million ($646 million) in aggregate principal of 2.750% senior notes due 2023 (the "2023 Notes") based on an exchange rate of €1.00/$1.30 at May 13, 2013. The carrying value of the $673 million, as of September 30, 2013, for the 2023 Notes reflects the remeasurement of €497 million carrying value to U.S. dollars based on an exchange rate of €1.00/$1.35 at September 30, 2013.

        Principal on the Existing Notes is payable upon maturity, while interest is payable semi-annually (except in the case of the 2029 Notes and the 2023 Notes where interest is payable annually). The Existing Notes have been fully and unconditionally guaranteed, in each case guaranteed on the same basis as the notes offered hereby. The Existing Notes contain covenants that restrict DIRECTV Holdings, DIRECTV Financing and DIRECTV Holdings' subsidiaries from, subject to certain exceptions: (i) placing liens on our assets; (ii) entering into sale and leaseback transactions; and (iii) merging, consolidating or selling substantially all of our assets.

Commercial Paper

        On November 27, 2012, DIRECTV Holdings established a commercial paper program backed by the senior revolving credit facilities, which provides for the issuance of short-term commercial paper in the United States up to a maximum aggregate principal of $2.5 billion. As of September 30, 2013, DIRECTV Holdings had $562 million of short-term commercial paper outstanding, with a weighted average maturity of 53 days, at a weighted average yield of 0.39%, which may be refinanced on a periodic basis as borrowings mature. Aggregate amounts outstanding under the senior revolving credit facilities and commercial paper program are limited to $2.5 billion.

BNDES financing facility

        In March 2013, Sky Brasil entered into a financing facility with Banco Nacional de Desenvolvimento Econômico e Social ("BNDES"), a government owned bank in Brazil, under which Sky Brasil may borrow funds for the purchase of set-top receivers. Parent's Board has approved borrowings of up to R$500 million (or approximately $250 million at the then current exchange rate) under the facility. As of September 30, 2013, Sky Brasil had borrowings of $85 million outstanding under the BNDES facility bearing interest at a rate of 2.73% per year. Borrowings under the facility are required to be repaid in 30 monthly installments. The U.S. dollar amounts reflect the conversion of the Brazilian real denominated amounts into U.S. dollars based on the exchange rate of R$2.23/$1.00 at September 30, 2013. Borrowing under the BNDES facility mature as follows: $7 million in 2013, $37 million in 2014, $34 million in 2015 and $7 million in 2016. The financing facility is collateralized by the financed set-top receivers with an original purchase price of approximately $104 million based on the exchange rate at the time of purchase.

DESCRIPTION OF NOTES

        The issuers will issue the 5.200% Senior Notes due 2033 under the base indenture, dated as of September 14, 2012, supplemented by a first supplemental indenture dated as of September 14, 2012 (relating to the 2029 Notes), a second supplemental indenture dated as of January 15, 2013 (relating to the 2018 Notes), a third supplemental indenture dated as of May 20, 2013 (relating to the 2023 Notes) and a fourth supplemental indenture to be dated November 20, 2013 (collectively, the "indenture"), to which DIRECTV Holdings LLC ("DIRECTV Holdings"), DIRECTV Financing Co., Inc. ("DIRECTV Financing"), the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), will be parties. As permitted by the base indenture, certain provisions of the supplemental indenture are different from, and supersede, the corresponding provisions of the base indenture, and references in this description to the indenture are to the base indenture, as so modified. The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture and the notes because they, and not this description, will define your rights as a holder of the notes. Copies of the proposed forms of the indenture and the notes are available to you upon request.

        You can find the definitions of some of the capitalized terms used in this section under the subheading "Certain definitions." In this section of the prospectus supplement:

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  the terms the "Issuer," "DIRECTV Holdings," "we," "us," "our" or similar terms refer only to DIRECTV Holdings and not to our direct parent, The DIRECTV Group Inc., or our indirect parent, DIRECTV, or any of our subsidiaries;

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  references to the "Co-Issuer" shall mean DIRECTV Financing, and references to the "Issuers" shall mean the Issuer and the Co-Issuer together;

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  references to "Parent" shall mean DIRECTV, our indirect parent and a Delaware corporation, and its successors, in each case together with each direct or indirect Subsidiary of Parent that beneficially owns any of our Equity Interests;

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  references to "Parent Guarantor" means DIRECTV and any of its successors which expressly assume the guarantee of Parent; and

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  references to "Guarantors" shall mean the Parent Guarantor and any of our Subsidiaries that guarantee the notes and their respective successors and assigns.

        The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes should refer to the indenture and the Trust Indenture Act for a statement thereof.

Brief description of the notes and the guarantees

The notes

        The notes will be:

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  general unsecured obligations of the Issuers;

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  ranked equally in right of payment with all of the Issuers' existing and future senior debt, including the Existing Notes and the Senior Revolving Credit Facilities;

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  ranked senior in right of payment to all of the Issuers' future subordinated debt, if any;

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  ranked effectively junior to (i) all debt and other liabilities (including trade payables) of our Subsidiaries (if any) that are not Guarantors, (ii) all debt and other liabilities (including trade payables) of any Guarantor if such Guarantor's Guarantee is subordinated or avoided by a court of competent jurisdiction, and (iii) all secured obligations to the extent of the collateral securing such obligations; and

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  fully and unconditionally guaranteed by the Guarantors.

        Although the notes are titled "senior," we have not issued, and do not currently have any plans to issue, any indebtedness to which the notes would be senior.

        The notes will be issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

The guarantees

        The notes will be guaranteed by the Guarantors, which currently include the Parent Guarantor and all of our material direct and indirect Domestic Subsidiaries other than the Co-Issuer. The Guarantors are the same entities that currently guarantee the Senior Revolving Credit Facilities and the Existing Notes. The Guarantees will be:

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  general unsecured obligations of each Guarantor;

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  ranked equally in right of payment with all existing and future senior debt of such Guarantor, including such Guarantor's guarantee of the Existing Notes and the Senior Revolving Credit Facilities;

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  ranked senior in right of payment to all future subordinated debt of such Guarantor, if any; and

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  ranked effectively junior to secured obligations to the extent of the collateral securing such obligations.

        Each Guarantor will jointly and severally guarantee the Issuers' obligations under the notes and the indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks related to the notes—A court may void the guarantees of the notes or subordinate the guarantees to other obligations of the subsidiary guarantors." Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a pro rata contribution from each other Guarantor based on the net assets of each other Guarantor.

        Each Guarantor (other than the Parent Guarantor) may consolidate with or merge into or sell its assets to us or another Guarantor, or with or to other persons upon the terms and conditions set forth in the indenture. A Guarantor (other than the Parent Guarantor) may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person), unless certain conditions are met. See "—Certain covenants—Merger, consolidation or sale of assets."

        The Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the indenture:

          (1)   in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation);

          (2)   if such Guarantor is dissolved or liquidated in accordance with the provisions of the indenture;

          (3)   in the case of any Guarantor other than the Parent Guarantor, if such Guarantor no longer guarantees or is otherwise obligated under the Senior Revolving Credit Facilities or the Existing Notes;

          (4)   in the case of the Parent Guarantor's Guarantee only, the Issuer ceases for any reason to be a "wholly owned subsidiary" (as such term is defined in Rule 1-02(aa) of Regulation S-X promulgated by the Commission) of the Parent Guarantor; or

          (5)   upon any Legal Defeasance of the indenture.

Principal, maturity and interest

        The 5.200% Senior Notes due 2033 (the "notes") will be issued in an aggregate principal amount of £350,000,000. The notes are referred to herein as a "series" of notes. Additional notes of any series may be issued under the indenture from time to time in an unlimited amount. Any additional notes will be part of the same series as the applicable series of notes offered hereby and will vote on all matters with the notes of such series offered in this offering. The notes will mature on November 18, 2033.

        Interest on each series of notes will accrue at the applicable rate per annum set forth on the cover page of this prospectus supplement, and will be payable annually in cash on November 18, beginning November 18, 2014, to holders of record as at the close of the business day prior to the interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. If the scheduled interest payment date is not a business day, then interest will be paid on the first business day following the scheduled interest payment date. Interest periods are unadjusted. The day count convention is ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Issuance in Sterling

        Initial holders will be required to pay for the notes in Sterling, and principal and interest payments in respect of the notes will be payable in Sterling. If, on or after the date of this prospectus supplement, the United Kingdom adopts euro, in lieu of Sterling, as its lawful currency, the notes will be redenominated in euro on a date determined by us, with a principal amount for each note equal to the principal amount of that note in Sterling, converted into euro at the rate established by the applicable law; provided that, if we determine that the then current market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the trustee and the paying agent of such deemed amendment. We will give 30 days' notice of the redenomination date to the Paying Agent, the Trustee, Euroclear and Clearstream.

        If Sterling or, in the event the notes are redenominated in euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (other than due to the circumstances described in the preceding paragraph) or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to us or so used. The amount payable on any date in Sterling or, in the event the notes are redenominated in euro, euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for Sterling or euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Business Day

        The term "business day" means any day, other than a Saturday or a Sunday, (1) which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New

York City or London and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Optional redemption

        At any time and from time to time we may redeem all or any portion of the notes of any series outstanding at a redemption price (calculated by us) equal to the greater of:

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  100% of the aggregate principal amount of the notes to be redeemed, and

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  an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Government Bond Rate plus 25 basis points,

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  plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a United Kingdom government bond whose maturity is closest to the maturity of the notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

        On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee from the outstanding notes not previously called for redemption in compliance with the requirements of the principal national securities exchange on which such notes are listed, or if not so listed, on a pro rata basis, by lot or in accordance with applicable depositary procedures. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

        The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See "—Redemption for tax reasons."

Payment of additional amounts

        We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1)   to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

            (a)   being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b)   having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

            (c)   being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

            (d)   being or having been a "10-percent shareholder" of DIRECTV as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or

            (e)   being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2)   to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3)   to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4)   to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

          (5)   to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6)   to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

          (7)   to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

          (8)   to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

          (9)   to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act); or

          (11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

        The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading "—Payment of Additional Amounts," we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of additional amounts" and under the heading "—Redemption for tax reasons", the term "United States" means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term "United States person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for tax reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payment of additional amounts" with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

Change of control and rating decline

        Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part (equal to £1,000 or an integral multiple thereof) of such holder's notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to each holder stating:

          (1)   that the Change of Control Offer is being made pursuant to the covenant entitled "Change of control and rating decline";

          (2)   the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any notes not tendered will continue to accrue interest in accordance with the terms of the indenture;

          (4)   that, unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5)   that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such notes purchased;

          (6)   that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to £100,000 in principal amount or an integral multiple of £1,000 in excess thereof; and

          (7)   any other information material to such holder's decision to tender notes.

        We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes required in the event of a Change of Control Triggering Event. Due to the terms of other indebtedness to which we and our Subsidiaries are or may in the future be subject, we may not be able to repurchase all of the notes tendered upon a Change of Control Triggering Event. See "Risk Factors—Risks related to the notes—We may be unable to purchase the notes upon a change of control triggering event." If we fail to repurchase all of the notes tendered for purchase upon a Change of Control Triggering Event, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the notes or offering to purchase the notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we are unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See "—Events of default."

        Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain any provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Certain covenants

        Limitation on liens.    The indenture will provide that we shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, create or assume any Indebtedness for borrowed money that is secured by a Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

        Limitation on sale and leasebacks.    The indenture will provide that we will not, and will not permit any of our Subsidiaries to, enter into any arrangement with any person pursuant to which we or any of our Subsidiaries leases any property that has been or is to be sold or transferred by us or our Subsidiaries to such person (a "Sale and Leaseback Transaction"), except that a Sale and Leaseback Transaction is permitted if we or such Subsidiary would be entitled to secure the property to be leased by a Lien (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the "Attributable Debt").

        In addition, permitted Sale and Leaseback Transactions not subject to the limitation above and not included in calculating Attributable Debt for purposes of the provisions described in "—Limitation on liens" above include:

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  temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

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  leases between only us and a Subsidiary of ours or only between our Subsidiaries; and

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  leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

        Limitation on activities of the co-issuer.    The indenture will provide that DIRECTV Financing may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Issuer or any Wholly Owned Subsidiary of the Issuer, the incurrence of Indebtedness as a co-obligor or guarantor of the notes, the Senior Revolving Credit Facilities and any other Indebtedness incurred by the Issuer. Neither the Issuer nor any Subsidiary of the Issuer shall engage in any transactions with DIRECTV Financing in violation of the immediately preceding sentence.

        Additional subsidiary guarantees.    If any of our Domestic Subsidiaries, including any Domestic Subsidiary that we or any of our Subsidiaries may organize, acquire or otherwise invest in after the date of the indenture that is not a Guarantor guarantees or becomes otherwise obligated under the Senior Revolving Credit Facilities or the Existing Notes, then such Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the notes and the indenture on the terms set forth in the indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary. Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of the indenture; provided, however, that to the extent that a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic

Subsidiary from issuing a Guarantee, such Domestic Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that any such Guarantee shall be released as provided under the last paragraph above under "—The guarantees."

        Merger, consolidation or sale of assets.    The indenture will provide that we shall not consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:

          (a)   we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (b)   the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all our obligations pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the notes and the indenture; and

          (c)   immediately after such transaction, no Default or Event of Default exists.

        The indenture will provide that each Guarantor (other than the Parent Guarantor or any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the indenture) will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to us or a Guarantor unless:

          (a)   the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (b)   the person formed by or surviving any such consideration or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the notes and the indenture; and

          (c)   immediately after such transaction, no Default or Event of Default exists.

        Any successor to all or substantially all of the assets of the Parent Guarantor will not be required to provide a guarantee of the notes.

        Reports.    Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the indenture will provide that the Issuers will furnish to the holders of notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Issuers; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to holders of the notes. The Issuers will be deemed to have satisfied the requirements of this paragraph if (i) any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods and (ii) the Issuers are not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by such Parent.

Events of default

        The indenture will provide that each of the following constitutes an Event of Default with respect to each series of notes:

          (a)   default for 30 days in the payment when due of interest on the notes of such series;

          (b)   default in payment when due of principal of or premium, if any, on the notes of such series at maturity, upon repurchase, redemption or otherwise;

          (c)   failure to comply with the provisions described under "—Change of control and rating decline" or "—Certain covenants—Merger, consolidation or sale of assets";

          (d)   default under any other provision of the indenture or the notes of such series, which default remains uncured for 60 days after notice from the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the notes of such series;

          (e)   there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us and any of our Subsidiaries (or the payment of which is guaranteed by us and any of our Subsidiaries) other than the indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) "Event of Default" under and as defined in any indenture governing any of the Existing Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such "Event of Default" has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

          (f)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us and any of our Subsidiaries (or the payment of which is guaranteed by us or any of our Subsidiaries) other than the indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

          (g)   failure by us and any of our Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

          (h)   certain events of bankruptcy or insolvency with respect to DIRECTV Holdings, DIRECTV Financing or any Significant Subsidiary of DIRECTV Holdings (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

          (i)    any Guarantee of a Significant Subsidiary with respect to the notes of such series shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of such series of notes.

        If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the notes of any series may declare all the notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to DIRECTV Holdings or DIRECTV Financing described in clause (h) above, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of any series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

        In the event the notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

          (1)   the applicable Existing Notes have been redeemed, repaid or discharged in full; or

          (2)   the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

          (3)   the default that is the basis for the Event of Default has been cured.

        The holders of a majority in aggregate principal amount then outstanding of the notes of any series, by notice to the Trustee, may on behalf of the holders of all of the notes of such series waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the notes of such series.

        We will be required to deliver to the Trustee annually a statement regarding compliance with the indenture, and we will be required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, owners, employees, incorporators and stockholders

        No director, owner, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the notes, the Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal defeasance and covenant defeasance

        The indenture will provide that with respect to the notes of any series, we may, at our option and at any time, elect to have all obligations discharged with respect to the outstanding notes of such series

("Legal Defeasance"). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of the applicable series, except for:

          (a)   the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due, or on the redemption date, as the case may be;

          (b)   our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trust, duties and immunities of the Trustee, and our obligations in connection therewith; and

          (d)   the Legal Defeasance provisions of the indenture.

        In addition, the indenture will provide that with respect to the notes of any series, we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. If Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of default" will no longer constitute an Event of Default with respect to the notes of the applicable series.

        In order to exercise either Legal Defeasance or Covenant Defeasance, the indenture will provide that with respect to the notes of any series:

            (i)  we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes of the applicable series, cash issued in the currency in which the notes of the applicable series are denominated, noncallable obligations of the government which issued the currency in which the notes of the applicable series are denominated, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes of such series on the stated maturity or on the applicable optional redemption date, as the case may be;

           (ii)  in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

            (A)  we have received from, or there has been published by, the Internal Revenue Service a ruling or

            (B)  since the date of the indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii)  in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (v)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

          (vi)  we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

         (vii)  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the notes of such series have been complied with.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect as to all outstanding notes of any series when:

          (1)   either:

            (a)   all the notes of such series, theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year of the date of deposit or are to be called for redemption within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes of such series to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   the Issuer has paid all other sums payable under the indenture by the Issuer; and

          (3)   the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of notes have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

Amendment, supplement and waiver

        Except as provided in the next paragraph, the Issuers and the Trustee may enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of the notes of any series issued thereunder with the consent of the holders of not less than a majority of the aggregate principal amount of notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange for notes of such series), and any existing default or compliance with any provision of the indenture or the notes of such series may be waived with the consent of the holders of a majority of the aggregate principal amount of notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange for the notes).

        Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any note held by a nonconsenting holder):

          (1)   change the maturity of the principal of, or any installment of principal of or interest on, any series of notes;

          (2)   reduce the principal amount of notes of any series which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on any series of notes or alter the provisions with respect to the amount of redemption premium on the notes;

          (3)   change the coin or currency in which the principal of or premium, if any, or interest on any series of notes is payable;

          (4)   impair the right of any holder of notes to institute suit for the enforcement of any such payment on or after the maturity of the note (or, in the case of redemption, on or after the redemption date);

          (5)   reduce the percentage in principal amount of the notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture;

          (6)   modify any of the provisions relating to amendments to the indenture with the consent of holders of notes, to waivers of past Defaults or covenants or the rights of holders of notes to receive payments of principal of or interest on the notes, except to increase any such percentage or to provide that certain other provisions of this indenture cannot be modified or waived without the consent of the holder of each outstanding series of notes affected thereby; or

          (7)   amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred.

        Notwithstanding the foregoing, without the consent of any holder of notes, the Issuers, the Guarantors and the Trustee may amend or supplement the indenture or the notes or the Guarantees to add to the covenants for the benefit of the holders of all or any series of notes or to surrender any right or power herein conferred upon the Issuers; to provide for the assumption of the obligations of the Issuers or any Guarantor to the holders of the notes in the case of a merger or consolidation; to add any additional Events of Default for the benefit of the holders of all or any series of notes; to add one or more guarantees for the benefit of holders of the notes; to secure the notes; to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one Trustee; to comply with the rules of any applicable depositary of the notes; to provide for uncertificated notes or Guarantees in addition to or in place of certificated notes or Guarantees

(provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code); to cure any ambiguity, defect or inconsistency; to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the Trust Indenture Act; or to make any other change that would provide any additional rights or benefits to the holders of the notes of any series or that does not adversely affect the legal rights of any holder of notes of any series in any material respect.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the trustee

        The indenture will contain certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of us or our Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuers and their Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

        With respect to the notes of any series, the holders of a majority in principal amount of the then outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)  this sentence shall not limit the preceding sentence of this paragraph;

           (ii)  the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

        Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-entry delivery and settlement

        We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global clearance and settlement

        The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with a common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.V. ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream").

Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

        Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of £100,000 and integral multiples of £1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

        Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

        Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the notes represented by the global note under the indenture and the global notes.

Clearstream

        Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

        Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. /N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream arrangements

        So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Distributions of principal and interest with respect to the global note will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system's rules and procedures.

        Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial settlement

        We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary market trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the senior indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated notes

        Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of £100,000 principal amount and multiples of £1,000 in excess thereof if:

          (1)   the common depositary (A) notifies us that it is unwilling or unable to continue as depositary for the global notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

          (2)   we, at our option, notify the Trustee in writing that we elect to cause the issuance of the certificated notes; or

          (3)   there has occurred and is continuing an Event of Default with respect to the applicable series of notes.

        In all cases, certificated notes delivered in exchange for any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

        Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

        The paying agent for the notes will initially be The Bank of New York Mellon, London Branch.

Certain definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "2014 Notes" means $1,000 million of 4.750% Senior Notes due 2014 issued by us and DIRECTV Financing under an indenture dated as of September 22, 2009, as amended by the first supplemental indenture dated as of November 14, 2011.

        "2015 Notes" means $1,200 million of 3.550% Senior Notes due 2015 issued by us and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

        "2016 Notes" means $750 million of 3.125% Senior Notes due 2016 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "3.500% 2016 Notes" means $1,500 million of 3.500% Senior Notes due 2016 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "2017 Notes" means $1,250 million of 2.400% Senior Notes due 2017 issued by us and DIRECTV Financing under an indenture dated as of March 8, 2012.

        "2018 Notes" means $750 million of 1.750% Senior Notes due 2018 issued by us and DIRECTV Financing under an indenture dated as of September 14, 2012, as amended by the first supplemental indenture dated as of September 14, 2012 and the second supplemental indenture dated as of January 15, 2013.

        "2019 Notes" means $1,000 million of 5.875% Senior Notes due 2019 issued by us and DIRECTV Financing under an indenture dated as of September 22, 2009, as amended by the first supplemental indenture dated as of November 14, 2011.

        "2020 Notes" means $1,300 million of 5.200% Senior Notes due 2020 issued by us and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

        "2021 Notes" means $1,000 million of 4.600% Senior Notes due 2021 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "5.000% 2021 Notes" means $1,500 million of 5.000% Senior Notes due 2021 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "2022 Notes" means $1,500 million of 3.800% Senior Notes due 2022 issued by us and DIRECTV Financing under an indenture dated as of March 8, 2012.

        "2023 Notes" means €500 million of 2.750% Senior Notes due 2023 issued by us and DIRECTV Financing under an indenture dated as of September 14, 2012, as amended by the first supplemental indenture dated as of September 14, 2012, the second supplemental indenture dated as of January 15, 2013 and the third supplemental indenture dated as of May 20, 2013.

        "2029 Notes" means £750 million of 4.375% Senior Notes due 2029 issued by us and DIRECTV Financing under an indenture dated as of September 14, 2012, as amended by the first supplemental indenture dated as of September 14, 2012.

        "2040 Notes" means $500 million of 6.350% Senior Notes due 2040 issued by us and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

        "6.000% 2040 Notes" means $1,250 million of 6.000% Senior Notes due 2040 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "2041 Notes" means $1,000 million of 6.375% Senior Notes due 2041 issued by us and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

        "2042 Notes" means $1,250 million of 5.150% Senior Notes due 2042 issued by us and DIRECTV Financing under an indenture dated as of March 8, 2012.

        "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of Parent or us or their or our respective Subsidiaries or an officer of Parent or us or their or our respective Subsidiaries with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to Parent, us or any of their or our respective Subsidiaries.

        "Board of Directors" means (a) with respect to any person that is a corporation, the Board of Directors of such person or any duly authorized committee thereof and (b) as to any other person, the functionally comparable body of such person or any duly authorized committee thereof.

        "Capital Lease Obligations" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

        "Change of Control" means the occurrence of any one of the following:

          (1)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Parent Company becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

          (2)   the first day on which the majority of the members of our Board of Directors cease to be Continuing Directors; or

          (3)   the adoption of a plan relating to the liquidation or dissolution of us.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

        "Consolidated Net Tangible Assets" of any person means, for any period, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

        "Continuing Director" means, as of any date of determination, any member of our Board of Directors who:

          (1)   was a member of such Board of Directors on the date of the indenture; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Domestic Subsidiaries" shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Existing Notes" means the 2014 Notes, the 2015 Notes, the 2016 Notes, the 3.500% 2016 Notes, the 2017 Notes, the 2018 Notes, the 2019 Notes, the 2020 Notes, the 2021 Notes, the 5.000% 2021 Notes, the 2022 Notes, the 2023 Notes, the 2029 Notes, the 2040 Notes, the 6.000% 2040 Notes, 2041 Notes and the 2042 Notes.

        "Existing Satellites" means the following satellites: DIRECTV 1R, DIRECTV 4S, DIRECTV 5, DIRECTV 7S, DIRECTV 8, DIRECTV 9S, DIRECTV 10, DIRECTV 11, DIRECTV 12, Spaceway 1 and Spaceway 2.

        "Fitch" means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

        "Foreign Currency Obligations" means, with respect to any person, the obligations of such person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary of the Issuer against fluctuations in currency values.

        "GAAP" means United States generally accepted accounting principles set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the indenture shall utilize GAAP as in effect on the date of the indenture.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Guarantee" means a guarantee by a Guarantor of the notes.

        "Hedging Obligations" means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.

        "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes the guarantee of items that would be included within this definition.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch). In the event that we shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).

        "Parent Company" means each of (a) DIRECTV and (b) any direct or indirect Subsidiary of Parent that owns any of our Capital Stock.

        "Permitted Liens" means with respect to the notes of any series:

          (a)   Liens securing the notes of such series and Liens securing any Guarantee of such notes;

          (b)   Liens securing Purchase Money Indebtedness; provided that such Liens do not extend to any assets of us or our Subsidiaries other than the assets so acquired;

          (c)   Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or the purchase price or construction, improvement or launch of satellites (other than Existing Satellites) for use in our business or the business of any Subsidiary; provided that such Liens do not apply to any assets other than the property acquired, constructed or improved or the satellite constructed, improved or launched (and in the case of any such satellite, other than any Existing Satellite, the related orbital slots, licenses and other related assets);

          (d)   Liens on property of a person existing at the time such person is merged into or consolidated with us or any Subsidiary of the Issuer; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

          (e)   Liens on property of a Subsidiary of the Issuer at the time that it becomes a Subsidiary of the Issuer pursuant to the terms of the indenture; provided that such Liens were not incurred in connection with, or contemplation of, becoming a Subsidiary of the Issuer;

          (f)    Liens on property existing at the time of acquisition thereof by us or any Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any Subsidiary of the Issuer other than the property so acquired;

          (g)   Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

          (h)   Liens existing on the date of the indenture securing Indebtedness existing on the date of the indenture;

          (i)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (j)    any interest or title of a lessor under any Capital Lease Obligations;

          (k)   Liens (other than Liens created or imposed under ERISA) incurred or deposits made by us or any of our Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (l)    easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

          (m)  normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (n)   Liens not provided for in clauses (a) through (m) above securing Indebtedness incurred in compliance with the terms of the indenture so long as the notes of such series are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the notes of such series, such Lien shall be subordinated to and be later in priority than the notes of such series on the same basis;

          (o)   extensions, renewals or refundings of any Liens referred to in clauses (a) through (n) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

          (p)   other Liens arising in connection with our Indebtedness and our Subsidiaries' Indebtedness, in an aggregate principal amount for us and our Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such lien is issued, created or assumed 15% of our Consolidated Net Tangible Assets.

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "Purchase Money Indebtedness" means (i) Indebtedness incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) so long as such Indebtedness is without recourse to the Company or any of its Subsidiaries or any of their respective assets, other than to the assets so purchased; or (ii) Indebtedness which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

        "Rating Agency" means each of Moody's, S&P and Fitch; provided, that if any of Moody's, S&P and Fitch ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency that is reasonably acceptable to the trustee under the indenture.

        "Ratings Decline" means within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by us or any

Parent Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the "Trigger Period"), the rating of the notes shall be reduced by at least two Rating Agencies and the notes shall be rated below Investment Grade by each of the Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have had a Ratings Decline to below Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

        "Senior Revolving Credit Facilities" means any credit agreement to which the Issuer and/or one or more of its Domestic Subsidiaries is party from time to time including without limitation the 3.5 year credit agreement with a revolving termination date of February 7, 2016 ("3.5 Year Credit Agreement") and the 5 year credit agreement with a revolving termination date of September 28, 2017 ("5 Year Credit Agreement" and together with the 3.5 Year Credit Agreement, the "Credit Agreements"), each of the Credit Agreements dated as of September 28, 2012, by and among the Issuer, as borrower, the lenders party thereto from time to time, Citibank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Bank of America, N.A., The Royal Bank of Scotland PLC and UBS Securities LLC, as co-documentation agents, and Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC as joint lead arrangers and joint bookrunners, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.

        "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

        "Voting Stock" with respect to any person, means securities of any class of Capital Stock of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such person.

        "Wholly Owned Subsidiary" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following generally summarizes certain U.S. federal income and, to a limited extent under the caption "Non-U.S. Holders," estate tax aspects of the acquisition, ownership and disposition of the notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of the notes by a prospective investor in light of his, her or its personal circumstances. This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the notes and who hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, brokers, traders that mark-to-market their securities, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," as part of a "hedge" against currency risk, or as part of a "conversion transaction," U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar, regulated investment companies, real estate investment trusts, expatriates and former long-term residents of the United States, U.S. persons subject to the alternative minimum tax, partnerships, other pass-through entities and investors in pass-through entities that hold the notes. In addition, this discussion is generally limited to the tax consequences to initial holders that purchase the notes at their "issue price," which for this purpose is the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or, except to a limited extent under the caption "Non-U.S. Holders," any possible applicability of the U.S. federal gift or estate tax law, nor does it address the recently effective Medicare tax with respect to certain investment income. In addition, for U.S. federal income tax purposes only, the notes will be treated as issued by DIRECTV Group and references in this discussion under the caption "Certain United States federal tax considerations" to "we," "us," and "our" are to DIRECTV Group.

        This summary is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the acquisition, ownership and disposition of the notes that are different from those discussed below.

        PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME, MEDICARE, ESTATE AND GIFT TAX LAWS, AS WELL AS THE LAW OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

U.S. Holders

        For purposes of the following discussion, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        Stated Interest.    Interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes.

        U.S. Holders that use the cash receipts and disbursements method of accounting for tax purposes must recognize income equal to the U.S. dollar value of the Sterling received as a payment of interest (which includes proceeds in Sterling from a sale, exchange, or other disposition of the notes to the extent attributable to accrued interest), determined by translating the Sterling amount into U.S. dollars at the spot rate in effect on the date of receipt, regardless of whether the Sterling received is actually converted into U.S. dollars. U.S. Holders that use an accrual method of accounting for tax purposes may determine the amount of income recognized with respect to the Sterling received on each interest payment date by using one of two methods. Under the first method, the amount of income accrued is determined by translating the Sterling amount into U.S. dollars at the average exchange rate in effect during the accrual period (or, if the accrual period spans two taxable years, at the exchange rate for the partial period within the taxable year). Alternatively, such U.S. Holders may elect to determine the amount of income accrued on the basis of the spot rate in effect on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that straddles the U.S. Holder's taxable year) (and may use the spot rate on the date the interest payment is received if that date is within five days of the end of the accrual period). U.S. Holders that make this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Accrual method U.S. Holders will recognize foreign currency gain or loss on the receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a note) if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss generally will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes. A U.S. Holder will have a tax basis in Sterling received as interest equal to the U.S. dollar value of such Sterling.

        Sale, Exchange, Redemption or Retirement of the Notes.    Unless a non-recognition provision applies, upon the disposition of a note by sale, exchange, redemption or retirement, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts attributable to accrued interest, which amounts would be treated as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder's adjusted tax basis in such note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder, decreased by the amount of any payments (other than payments of qualified stated interest) on the note.

        A U.S. Holder that uses the cash receipts and disbursements method of accounting determines the amount realized in U.S. dollars by using the relevant spot exchange rate on the settlement date of the disposition of a note, provided that the notes are traded on an established securities market. A U.S. Holder that uses an accrual method of accounting may elect such treatment for all purchases and sales for foreign currency of stock or securities traded on an established securities market (which election cannot be changed without the consent of the IRS). Absent such an election, the amount realized by an accrual method U.S. Holder in U.S. dollars is the U.S. dollar value of the Sterling received, determined at the spot rate on the trade date of the sale, exchange or retirement of the note. A U.S.

Holder's adjusted tax basis in a note generally will be the U.S. dollar value of the Sterling purchase price on the settlement date of the purchase. Gain or loss realized upon the taxable disposition of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and such income or loss will not be treated as interest income or expense. Payments received on a disposition that are attributable to accrued stated interest will be treated in accordance with the foreign currency exchange gain and loss rules applicable to payments of stated interest (and described above). Furthermore, the gain or loss of a U.S. Holder attributable to fluctuations in currency exchange rates will be the difference between (i) the U.S. dollar value of the U.S. Holder's purchase price for the note, determined using the spot rate on the date the note is disposed of (or the settlement date, if the notes are traded on an established securities market and the U.S. Holder is either a cash basis taxpayer or an electing accrual basis taxpayer), and (ii) the U.S. dollar value of the purchase price for the note, determined using the spot rate on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the disposition of the note. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss.

        Gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of a note (except gain or loss attributable to foreign currency gains or losses) generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year. In the case of a non-corporate U.S. Holder, long-term capital gain is currently subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

        A U.S. Holder that purchases notes with previously owned Sterling will generally recognize gain or loss equal to the difference, if any, between such U.S. Holder's basis in the Sterling and the U.S. dollar fair market value of the notes on the date of purchase. A U.S. Holder will have a tax basis in Sterling received on the sale, exchange or retirement of a note equal to the U.S. dollar value of such Sterling, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of Sterling will be ordinary income or loss.

        Additional Payments.    In certain circumstances, the notes provide for the payment of certain amounts in excess of the accrued interest and principal. Because of this, the notes could be subject to rules relating to debt instruments that provide for one or more contingent payments, referred to as the "Contingent Payment Regulations." Under the Contingent Payment Regulations, however, a debt instrument is not a contingent payment debt instrument merely because of contingencies that, in the aggregate, as of the issue date, are "remote" or are considered to be "incidental." We intend to take the position that, for purposes of the Contingent Payment Regulations, the prospective payment of such additional amounts is a "remote" and/or "incidental" contingency, and this discussion assumes that our position will be respected. Our determination that these contingencies are remote and/or incidental will be binding on a holder unless such holder explicitly discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our determination, however, is not binding on the IRS, and if the IRS successfully challenged this position, the tax consequences of holding and disposing of a note would differ from the consequences described herein.

        Satisfaction and Discharge.    Were we to obtain a discharge of the indenture with respect to all of the notes then outstanding, as described above under "Description of Notes—Satisfaction and discharge," such discharge would generally be deemed to constitute a taxable exchange of the outstanding notes for other property—namely, the funds deposited with the Trustee. In such case, a U.S. Holder generally would be required to recognize income and capital gain or loss in connection with such deemed exchange in a manner comparable to that discussed above under "—Sale, Exchange, Redemption or Retirement of the Notes." In addition, after such deemed exchange, a U.S. Holder also may be required to recognize income from the property deemed to have been received in such exchange over the remaining life of the transaction in a manner or amount that is different than had the discharge not occurred. U.S. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

        Backup Withholding and Information Reporting.    A U.S. Holder of a note may be subject, under certain circumstances, to information reporting and backup withholding at the then applicable rate (currently 28%) with respect to payments of interest on, and gross proceeds from a sale, exchange, redemption, retirement or other disposition of, a note (including a redemption or a repurchase in the event of a Change of Control Triggering Event or a discharge, as described above under "Description of notes—Satisfaction and discharge"), and any payments with respect to the property or rights to the property deemed to have been received as described above under "—Satisfaction and discharge." These backup withholding rules apply if the U.S. Holder, among other things:

  •
  fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor;

  •
  furnishes an incorrect TIN;

  •
  is notified it is subject to backup withholding because such holder previously failed to properly report interest or dividends;

  •
  under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding; or

  •
  otherwise fails to comply with applicable requirements of the backup withholding rules.

        A U.S. Holder of a note that does not provide his, her or its correct TIN may be subject to penalties imposed by the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption is properly established. U.S. Holders of notes should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption. U.S. Holders that are not corporations or tax-exempt organizations generally will be subject to information reporting requirements.

        Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is timely provided to the IRS.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income and estate tax consequences to a holder of a note that is a beneficial owner and that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than a U.S. Holder (a "Non-U.S. Holder"). Because U.S. federal tax law uses different tests to determine whether an individual is a non-resident alien for income tax and estate tax purposes, some individuals may be "Non-U.S. Holders" for purposes of the U.S. federal income tax discussion, but not for the purpose of the U.S. federal estate tax discussion, and vice versa. For purposes of the discussion below, interest and any gain on the sale, exchange, redemption, retirement or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business.

        As described in "U.S. Holders—Additional Payments," this discussion assumes that the notes will not be subject to the Contingent Payment Regulations.

        Stated Interest.    Subject to the discussions of backup withholding and "FATCA Legislation" below, generally, interest (including additional interest, if any) paid to a Non-U.S. Holder of a note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the notes will qualify as portfolio interest and will be eligible for the portfolio interest exception if the Non-U.S. Holder:

  •
  does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code;

  •
  is not a bank described in Section 881(c)(3)(A) of the Code; and

  •
  certifies, under penalties of perjury, on a properly executed Form W-8BEN (or any successor form) prior to the payment of interest that such holder is not a United States person and provides such holder's name and address.

        The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding.

        Unless an applicable treaty otherwise provides, U.S. trade or business income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In addition, in the case of a Non-U.S. Holder that is a corporation, any effectively connected earnings and profits may be subject to a 30% branch profits tax, unless an applicable treaty otherwise provides.

        To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8ECI (in the case of U.S. trade or business income not exempt under a treaty) or Form W-8BEN (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder that is claiming the benefits of a treaty will be required to obtain and to provide a TIN unless the notes are actively traded property under applicable Treasury regulations. If the notes are actively traded, in certain circumstances the Non-U.S. Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable Treasury regulations for payments through qualified intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business.

        Sale, Exchange, Redemption or Retirement of notes.    Except as described below and subject to the discussions concerning backup withholding and "FATCA Legislation," any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of a note (including a redemption or a repurchase in the event of Change of Control Triggering Event or a discharge, as described above under "Description of Notes—Satisfaction and discharge") generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is U.S. trade or business income, in which case the Non-U.S. Holder generally will be taxed as discussed above under "—Stated Interest"; or

  •
  subject to certain exceptions, the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of the disposition, in which case the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

        Payments received on a disposition that are attributable to accrued stated interest will be treated in accordance with the rules applicable to payments of stated interest (and described above).

        Satisfaction and Discharge.    As described above under "U.S. Holders—Satisfaction and discharge," a Non-U.S. Holder also may be required to recognize income with respect to the property or rights to the property deemed to have been received in such taxable exchange over the remaining life of the transaction in a manner or amount that is different than had the discharge not occurred, and such income may be subject to U.S. income and/or withholding taxes. Non-U.S. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

        Federal estate tax.    Any notes held (or treated as held) by an individual who is a Non-U.S. Holder (as specially defined for U.S. federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of all of our classes of stock entitled to vote and income on the notes was not U.S. trade or business income. Individuals should consult with their tax advisors regarding the possible application of the U.S. federal estate tax to their particular circumstances, including the effect of any applicable treaty.

        Information reporting and backup withholding.    We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Treasury regulations provide that the backup withholding tax and certain information reporting will not apply to payments of interest with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition (including a redemption or a repurchase in the event of a Change of Control Triggering Event or a discharge, as described above under "Description of Notes—Satisfaction and discharge") of the notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition (including a redemption or a repurchase in the event of a Change of Control Triggering Event or a discharge, as described above under "Description of Notes—Satisfaction and discharge") of the notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is a U.S. person or has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition (including a redemption or a repurchase in the event of a Change of Control Triggering Event or a discharge, as described above under "Description of Notes—Satisfaction and discharge") of the notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge, or reason to know, to the contrary.

        In addition, in general, any payments with respect to the property or rights to the property deemed to have been received, as described above under "Description of Notes—Satisfaction and discharge," may be subject to information reporting and possible backup withholding, unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, and the payor does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is timely provided to the IRS.

        All certifications described above under the heading "—Non-U.S. Holders" are subject to special rules with respect to reliance standards, under which certifications provided by holders may not be relied on under certain circumstances (for example, if we, our paying agent, or the broker had actual knowledge or reason to know that the certification is false).

FATCA Legislation

        Chapter 4 of the Code ("FATCA") generally applies to payments made after June 30, 2014 (in the case of interest payments) and December 31, 2016 (in the case of disposition proceeds), with respect to debt issued by a U.S. person. These new withholding rules generally are only effective for notes issued after July 1, 2014. Were FATCA applicable to the notes, we or our paying agent (in its capacity as such) would be required to deduct and withhold a tax equal to 30% of any payments made on our obligations to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign institution or entity is acting as an intermediary), and any person having the control, receipt, custody, disposal, or payment of any gross proceeds of sale or other disposition of our obligations would be required to deduct and withhold a tax equal to 30% of any such proceeds, unless (i) in the case of a foreign financial institution, such institution entered into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a nonfinancial foreign entity, such entity provided the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or (iii) the payee was otherwise exempt from, or deemed compliant with, the requirements of FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA might apply to payments made after the deemed exchange discussed above under "—Satisfaction and Discharge." Withholding under FATCA might be applicable even if payments on the notes are otherwise not subject to withholding. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in the notes.

        THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL INCOME, MEDICARE, ESTATE AND GIFT TAX LAWS AND STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING

        Subject to the terms and conditions in the underwriting agreement between us and the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes due 2033
J.P. Morgan Securities plc	£ 67,667,000
Merrill Lynch International	67,667,000
The Royal Bank of Scotland plc	67,666,000
Credit Suisse Securities (Europe) Limited	35,000,000
Santander Investment Securities Inc.	35,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	6,417,000
Citigroup Global Markets Limited	6,417,000
Credit Agricole Corporate and Investment Bank	6,417,000
Goldman Sachs International	6,417,000
Lloyds Bank plc	6,417,000
Mizuho International plc	6,417,000
Morgan Stanley & Co. International plc	6,417,000
RBC Europe Limited	6,417,000
SMBC Nikko Capital Markets Limited	6,416,000
UBS Limited	6,416,000
U.S. Bancorp Investments, Inc.	6,416,000
Wells Fargo Securities, LLC	6,416,000

Total	£350,000,000

        The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.65% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        In the underwriting agreement, we have agreed that:

  •
  We will pay our expenses related to the offering, which we estimate will be approximately $1 million.

  •
  We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The notes are a new issue of securities, and there is currently no established trading market for the notes. We intend to apply for the notes to be listed on the New York Stock Exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue without notice any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

        In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

        You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

        We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the succeeding business day should consult their own advisors.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public which are the subject of the offering contemplated by this prospectus in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

          (a)   (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuers;

          (b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuers or the guarantors; and

          (c)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Conflict of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. In addition, affiliates of certain of the underwriters are party to the Credit Agreements as agents and lenders.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuers or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the notes and guarantees on behalf of the issuers. Certain legal matters in connection with the offering will be passed upon for the underwriters by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and London, England.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of DIRECTV's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.
DEBT SECURITIES

DIRECTV
DIRECTV CUSTOMER SERVICES, INC.
DIRECTV ENTERPRISES, LLC
DIRECTV HOME SERVICES, LLC
DIRECTV MERCHANDISING, INC.
DIRECTV, LLC
LABC PRODUCTIONS, LLC
GUARANTEES

        DIRECTV Holdings LLC ("DIRECTV Holdings") and DIRECTV Financing Co., Inc. ("DIRECTV Financing") may from time to time offer to sell their debt securities, which will be fully and unconditionally guaranteed by DIRECTV, ("Parent") and/or one or more of the additional registrants, each of which is a direct or indirect wholly-owned subsidiary of DIRECTV Holdings.

        DIRECTV Holdings and DIRECTV Financing may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. DIRECTV Holdings and DIRECTV Financing will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. DIRECTV Holdings and DIRECTV Financing will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive office of the registrants is located at 2260 East Imperial Highway, El Segundo, California 90245, and their telephone number at that address is (310) 964-5000.

        Investing in the securities involves risks. See "Risk Factors" on page 5 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is August 6, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters addressed in such statements.

        You should read this prospectus, any prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to DIRECTV and its consolidated subsidiaries, including DIRECTV Holdings and DIRECTV Holdings' subsidiaries including DIRECTV Financing and the additional registrants.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Such filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330.

        The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

        Our Internet website is www.directv.com. We make available free of charge on such website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

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  our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013;

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  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 8, 2013 and for the quarter ended June 30, 2013, filed on August 2, 2013;

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  our Current Reports on Form 8-K filed with the SEC on January 15, 2013, February 15, 2013, May 7, 2013 (Film No. 13819406), May 16, 2013, May 20, 2013 and June 27, 2013; and

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  any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, DIRECTV, 2260 East Imperial Highway, El Segundo, California 90245, Telephone No. (310) 964-5000.

PROSPECTUS SUMMARY

Business

        We are a leading provider of digital television entertainment in the United States and Latin America. We operate two direct-to-home, or DTH, business units: DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location and are engaged in acquiring, promoting, selling and distributing digital entertainment programming primarily via satellite to residential and commercial subscribers. In addition, we currently own two regional sports networks, or RSNs, and have a non-controlling interest in a third. We also own a 42% interest in Game Show Network, LLC, or GSN, a television network dedicated to game-related programming and Internet interactive game playing. We account for our investment in GSN using the equity method of accounting.

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  DIRECTV U.S.  DIRECTV Holdings and its subsidiaries, or DIRECTV U.S., is the largest provider of DTH digital television services and the second largest provider in the multi-channel video programming distribution, or MVPD, industry in the United States. As of June 30, 2013, DIRECTV U.S. had approximately 20.0 million subscribers.

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  DIRECTV Latin America.  DIRECTV Latin America Holdings, Inc. and its subsidiaries, or DIRECTV Latin America, is a leading provider of DTH digital television services throughout Latin America. DIRECTV Latin America is comprised of: PanAmericana, which provides services in Argentina, Chile, Colombia, Ecuador, Puerto Rico, Venezuela and certain other countries in the region, and Sky Brasil Servicos Ltda., or Sky Brasil, which is a 93% owned subsidiary. DIRECTV Latin America also includes our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico, which we include in the PanAmericana segment. As of June 30, 2013, PanAmericana had approximately 5.9 million subscribers, Sky Brasil had approximately 5.2 million subscribers and Sky Mexico had approximately 5.6 million subscribers.

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  DIRECTV Sports Networks.  DIRECTV Sports Networks LLC and its subsidiaries, or DSN, is comprised primarily of two wholly owned regional sports networks based in Denver, Colorado and Pittsburgh, Pennsylvania, and a regional sports network based in Seattle, Washington in which DSN retains a noncontrolling interest, each of which operates under the brand name ROOT Sports. On April 16, 2013, DSN transferred 100% of its interest in a regional sports network based in Seattle, Washington, or DSN Northwest, to NW Sports Net LLC and took back a non-controlling interest in NW Sports Net LLC. See Note 2 to the unaudited consolidated financial statements in our June 30, 2013 Form 10-Q and incorporated by reference herein for further discussion of this transaction.

        Through DIRECTV U.S., we provide approximately 20.0 million subscribers with access to hundreds of channels of digital-quality video entertainment and audio programming that we transmit directly to subscribers' homes or businesses via high-powered geosynchronous satellites. We also provide video-on-demand, or VOD, by "pushing" top-rated movies onto customers' digital video recorders, or DVRs, for instant viewing, as well as via broadband to our subscribers who have connected their set-top receiver to their broadband service.

        We believe we provide one of the most extensive collections of programming available in the MVPD industry, including over 185 national high-definition, or HD, television channels and five dedicated 3D channels. In addition, we offer VOD service, named DIRECTV CINEMA®, which provides a selection of over 10,000 movie and television programs to our broadband-connected subscribers. As of December 31, 2012, we provided local channel coverage to markets covering over 99% of U.S. television households, 98% in HD.

        We also provide premium professional and collegiate sports programming such as the NFL SUNDAY TICKET® package, which allows subscribers to view the largest selection of NFL games available each Sunday during the regular season. Under our contract with the NFL, we have exclusive rights to provide this service through the 2014 season, including rights to provide related broadband, HD, VOD, interactive and mobile services.

        To subscribe to the DIRECTV® service, subscribers sign up for our service directly through us or our national retailers, independent satellite television retailers or dealers, or regional telephone companies, which we refer to as telcos. We or one of our home service providers or dealers install the receiving equipment. The receiving equipment, which we refer to as a DIRECTV® System, consists of a small receiving satellite dish antenna, one or more digital set-top receivers, which are typically leased to the subscriber, and remote controls. After acquiring and installing a DIRECTV System, subscribers activate the DIRECTV service by contacting us and subscribing to one of our programming packages that are tailored to appeal to specific segments of existing and potential customers.

        DIRECTV Latin America is a leading provider of DTH digital television services throughout Latin America. DIRECTV Latin America provides a wide selection of local and international digital-quality video entertainment and audio programming under the DIRECTV and SKY brands to approximately 5.9 million subscribers in PanAmericana and approximately 5.2 million subscribers in Brazil. Our affiliate, Sky Mexico, has approximately 5.6 million subscribers. Including Sky Mexico, DIRECTV and SKY provide service to more than 16.7 million subscribers throughout the region.

        We believe we provide one of the most extensive collections of programming available in the Latin America pay television market, including HD sports video content and the most innovative interactive technology across the region. In addition, we have the unique ability to sell superior offerings of our differentiated products and services on a continent-wide basis at a lower cost compared to our competition. As of December 31, 2012, we provided service to 24% of pay television households in PanAmericana, 31% of pay television households in Brazil and 37% of pay television households in Mexico.

Corporate Information

        Our registered and principal executive offices are located at 2260 East Imperial Highway, El Segundo, California 90245, and the telephone number at that address is (310) 964-5000.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include the risks described below.

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  Levels of competition are increasing.

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  Emerging digital media competition could materially adversely affect us.

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  We depend on others to produce programming and programming costs are increasing.

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  Increased subscriber churn or subscriber upgrade and retention costs could materially adversely affect our financial performance.

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  Our subscriber acquisition costs could materially increase.

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  Results are impacted by the effect of, and changes in, economic conditions and weakening economic conditions may reduce subscriber spending and our rate of growth of subscriber additions and may increase subscriber churn.

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  DIRECTV Latin America is subject to various additional risks associated with doing business internationally, which include political and economic instability and foreign currency exchange rate volatility and controls.

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  Our ability to keep pace with technological developments is uncertain.

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  Our business relies on intellectual property, some of which is owned by third parties, and we may inadvertently infringe patents and proprietary rights of others.

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  We rely on key personnel.

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  Construction or launch delays on satellites could materially adversely affect our revenues and earnings.

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  Satellites are subject to significant launch and operational risks.

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  The loss of a satellite that is not insured could materially adversely affect programming availability and our earnings.

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  DIRECTV U.S. depends on the Communications Act (as defined in our Annual Report on Form 10-K for the year ended December 31, 2012) for access to cable-affiliated programming and changes impacting that access could materially adversely affect us.

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  Changes to and implementation of statutory copyright license requirements may negatively affect our ability to deliver local and distant broadcast stations, as well as other aspects of our business.

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  Satellite programming signals have been stolen and may be stolen, which could result in lost revenues and would cause us to incur incremental operating costs that do not result in subscriber acquisition.

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  The ability to maintain FCC licenses and other regulatory approvals is critical to our business.

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  DIRECTV U.S. has significant debt.

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  We may not be able to obtain or retain certain foreign regulatory approvals.

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  We have an indemnity obligation to Liberty Media (as defined in our Annual Report on Form 10-K for the year ended December 31, 2012), which is not limited in amount or subject to any cap, that could be triggered if parts of the Liberty Transaction or Liberty's 2008 Transaction (both as defined in our Annual Report on Form 10-K for the year ended December 31, 2012) with News Corporation are treated as a taxable transaction.

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  We may be required to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.

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  We rely on network and information systems and other technology, and a disruption or failure of such networks, systems or technology as a result of misappropriation of data or other malfeasance, as well as outages, natural disasters, accidental releases of information or similar events, may disrupt our business.

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  We face risks arising from the outcome of various legal proceedings.

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  Our strategic initiatives may not be successfully implemented, may not elicit the expected customer response in the market and may result in competitive reactions.

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  Those and the other factors that are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2012.

        There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated for both Parent and DIRECTV Holdings.

DIRECTV

	Years ended December 31,					Six months ended June 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	6.71x	4.86x	6.74x	5.87x	5.79x	5.44x

DIRECTV Holdings LLC

	Years ended December 31,					Six months ended June 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	6.81x	6.22x	6.41x	5.12x	5.05x	5.49x

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and distributions to DIRECTV for such purposes or to repurchase shares of its common stock. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        We may sell the debt securities described in this prospectus from time to time in one or more transactions:

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  to purchasers directly;

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  to underwriters for public offering and sale by them;

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  through agents;

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  through dealers; or

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  through a combination of any of the foregoing methods of sale.

        We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

        The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

        Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, will pass upon the validity of any debt securities and guarantees offered by DIRECTV Holdings, DIRECTV Financing, DIRECTV and DIRECTV Holdings' subsidiaries, which are the additional registrants.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of DIRECTV's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.

£350,000,000 5.200% Senior Notes due 2033

PROSPECTUS SUPPLEMENT
November 13, 2013

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	The Royal Bank of Scotland
Credit Suisse		Santander

Co-Managers

Banco Bilbao Vizcaya Argentaria, S.A.	Citigroup	Crédit Agricole CIB
Goldman Sachs International	Lloyds Bank	Morgan Stanley
RBC Capital Markets	SMBC Nikko	US Bancorp
UBS Investment Bank	Mizuho Securities	Wells Fargo Securities